Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Class A Preferred Stock	$4,025,000,000	$158,182.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To prospectus dated April 14, 2008)

Filed Pursuant to Rule 424(b)(2)

Registration No: 333-150225

Wachovia Corporation

3,500,000 Shares

$3,500,000,000 aggregate liquidation preference

7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L

We are offering shares of our 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, $1,000 liquidation preference per share and $3,500,000,000 in the aggregate, or the “Series L Preferred Stock.”

Dividends on the Series L Preferred Stock will be payable quarterly in arrears, if, as and when declared by our board of directors, at a rate per annum equal to 7.50%. The Dividend Payment Dates will be the 15th day of each March, June, September and December, commencing on June 15, 2008. Dividends on the Series L Preferred Stock will be non-cumulative.

Each share of the Series L Preferred Stock will be convertible at any time, at your option, into 32.0513 shares of our common stock (equivalent to an initial conversion price of approximately $31.20 per share of our common stock), plus cash in lieu of fractional shares, subject to adjustment as described in this prospectus supplement. The conversion rate will be adjusted as described in this prospectus supplement upon the occurrence of certain other events. The par value per share of our common stock is $3.33 1/3.

The Series L Preferred Stock is not redeemable by us at any time. On or after March 15, 2013, if the closing price of our common stock exceeds 130% of the conversion price for 20 trading days during any consecutive 30 trading day period, including the last day of such period, we may, at our option, cause some or all of the then outstanding Series L Preferred Stock to be automatically converted into our common stock at the then prevailing conversion rate. The Series L Preferred Stock will not have any voting rights except as described under “Description of the Series L Preferred Stock—Voting” on page S-31.

We will apply to list the Series L Preferred Stock on the New York Stock Exchange under the symbol “WBPrL.” If the listing is approved, trading of the Series L Preferred Stock on the New York Stock Exchange is expected to commence within a 30-day period after the original issue date of the Series L Preferred Stock. Our common stock is listed on the New York Stock Exchange under the symbol “WB.” The last reported sale price of our common stock on April 11, 2008 was $27.81 per share.

The shares of Series L Preferred Stock are not savings accounts, deposits or other obligations of any of our banking or non-banking subsidiaries and are not insured by the FDIC or any other governmental agency.

We are also making a concurrent offering of 145,833,334 shares of our common stock (or 167,708,334 shares if the underwriters exercise their over-allotment option in full) in a public offering. The common stock offering and this offering are not contingent upon one another.

Investing in the Series L Preferred Stock involves risks. See “ Risk Factors” beginning on page S-8 of this prospectus supplement to read about factors you should consider before buying the shares of Series L Preferred Stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or the Commissioner of Insurance of the State of North Carolina nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1,000	$3,500,000,000
Underwriting fees	$25	$87,500,000
Proceeds to Wachovia Corporation (before expenses)	$975	$3,412,500,000

The underwriters expect to deliver the Series L Preferred Stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on April 17, 2008.

The underwriters also may purchase up to an additional 525,000 shares of Series L Preferred Stock within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

Joint Bookrunning Managers

Wachovia Securities Global Coordinator	Goldman, Sachs & Co.

Co-Managers

Citi	Credit Suisse	UBS Investment Bank

Prospectus Supplement dated April 14, 2008

Prospectus Supplement

Unless otherwise indicated, you may rely on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in the Series L Preferred Stock, you should not rely upon any information other than the information in this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement nor sale of the Series L Preferred Stock means that information contained in this prospectus supplement or the accompanying prospectus is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the Series L Preferred Stock in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. Neither Wachovia nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the Series L Preferred Stock in any state where the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

Wachovia Capital Markets, LLC and Wachovia Securities, LLC each conduct business under the name “Wachovia Securities.” Any reference in this prospectus supplement to “Wachovia Securities” means Wachovia Capital Markets, LLC and not Wachovia Securities, LLC, unless otherwise mentioned or unless the context requires otherwise.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Wachovia,” “we,” “us,” “our” or similar references mean Wachovia Corporation and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future (except, in either case, for such information that is deemed “furnished” to the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until the offering of securities by means of this prospectus supplement is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-10000);

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•	Current Reports on Form 8-K filed on January 22, 2008, February 8, 2008, February 25, 2008 and April 14, 2008 (File No. 001-10000);

•

The description of our common stock set forth in the registration statement on Form 8-A12B filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purposes of updating this description; and

•

The description of our Shareholder Protection Rights Agreement, contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purposes of updating this description.

You may obtain any of the documents incorporated by reference in this prospectus supplement through our website, www.wachovia.com/investor. In addition, you may request a copy of these filings and copies of the documents referenced herein, at no cost, by writing or telephoning us at the following address:

Wachovia Corporation

Investor Relations

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0206

(704) 374-6782

Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “projected,” “intends to” or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this prospectus supplement or in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Series L Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information.”

Wachovia Corporation

Wachovia is a financial holding company organized under the laws of North Carolina and registered under the Bank Holding Company Act. Wachovia has approximately 3,300 full service financial centers, approximately 3,700 retail brokerage offices and approximately 5,300 ATM locations. Wachovia offers a comprehensive line of consumer and commercial banking products and services, personal and commercial trust, investment advisory, insurance, securities brokerage, investment banking, mortgage, credit card, cash management, international banking and other financial services.

At March 31, 2008, Wachovia had consolidated total assets of $808.9 billion, consolidated total deposits of $445.0 billion and consolidated stockholders’ equity of $78.3 billion. Based on total assets at March 31, 2008, Wachovia was the fourth largest bank holding company in the United States.

Wachovia’s principal executive office is: Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288, telephone number: (704) 374-6161.

On April 14, 2008, we announced results of operations for the quarter ended March 31, 2008. We reported a net loss available to common stockholders of $393 million, or $0.20 per share of our common stock, in the first quarter of 2008 compared with earnings of $2.3 billion, or $1.20 per share of our common stock, in the first quarter of 2007. We also announced a series of actions to further enhance our capital base and operational flexibility, including (1) this offering of Series L Preferred Stock and the Common Stock Offering referred to below under “—Concurrent Offering,” (2) lowering our quarterly common stock dividend, and (3) changes to our credit reserve modeling to capture multiple and more granular factors that have an impact on expected losses in our pay option mortgage portfolio.

We have filed a Current Report on Form 8-K containing additional preliminary information relating to our results of operations as of and for the three-months ended March 31, 2008, which is incorporated by reference into this prospectus supplement. You should carefully review the information contained in the Current Report on Form 8-K.

Risk Factors

Investing in the Series L Preferred Stock involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-8 of this prospectus supplement and in the “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2007, as well as other information included or incorporated by reference into the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Summary of the Offering

This summary highlights selected legal and financial terms of our 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L. It does not contain all of the information that may be important to you or that you should consider before investing in the Series L Preferred Stock. The Series L Preferred Stock converts into our common stock. For a description of our common stock, please refer to the accompanying prospectus under the caption “Description of Common Stock.” To understand this offering fully, you must read the entire prospectus supplement and accompanying prospectus, including the risk factors beginning on Page S-8 and the documents incorporated by reference into the accompanying prospectus.

What are the basic terms of the Series L Preferred Stock?

General. We expect to issue 3,500,000 shares of Series L Preferred Stock (or 4,025,000 shares of Series L Preferred Stock if the underwriters exercise their over-allotment option in full). The number of outstanding shares of Series L Preferred Stock could be increased in the future.

Ranking. With respect to the payment of dividends and amounts upon liquidation, the Series L Preferred Stock will rank equally with any other class or series of our stock that ranks on a par with the Series L Preferred Stock in the payment of dividends and in the distribution of assets on any dissolution, winding-up and liquidation of Wachovia, if any, which we refer to as “Parity Stock,” and will rank senior to our common stock and any other class or series of our stock over which the Series L Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, winding-up and liquidation of Wachovia, which we refer to as “Junior Stock.”

In particular, no dividend will be paid or declared and no distribution will be made on any Junior Stock (other than solely in Junior Stock) or on any Parity Stock (other than on a pro rata basis as described under “Description of the Series L Preferred Stock—Dividends” or solely in Parity Stock or Junior Stock), no shares of Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, (other than (1) as a result of reclassification of Junior Stock for or into Junior Stock, (2) of Parity Stock for or into Parity Stock or for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, or of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or, in the case of Parity Stock, other than through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock or (4) in connection with the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of such Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us (other than through the use of the proceeds of a substantially contemporaneous sale as referred to in clause (3) above), otherwise than pursuant to pro rata offers to purchase all or a pro rata portion of the shares of Series L Preferred Stock and Parity Stock, unless full dividends on all outstanding shares of Series L Preferred Stock for the Dividend Period ending on or before the dividend payment date or other payment date for such Junior Stock or Parity Stock, have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends. Non-cumulative cash dividends will be payable if, as and when declared by our board of directors, quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing June 15, 2008. We refer to these dates as the “Dividend Payment Dates.” If any Dividend Payment Date is not a business day, then cash dividends, if any, declared for payment on such day will be paid on the next business day. However, no interest or other payment shall be paid in respect of the delay. We refer to the period from and including the date of issuance of the Series L Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date as a “Dividend Period.” For any Dividend Period, dividends will be paid, if, as and when declared by our board of directors, at a rate per annum equal to 7.50%.

Redemption. The Series L Preferred Stock is not redeemable and will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Conversion Rights. Each share of the Series L Preferred Stock may be converted at any time, at the option of the holder, into 32.0513 shares of our common stock (which reflects an initial conversion price of approximately $31.20 per share of our common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments and subject to the limitation set forth below under “—Limitation on Beneficial Ownership.” If the conversion date is prior to the record date for any declared cash dividend on the Series L Preferred Stock for the Dividend Period in which you elect to convert, you will not receive any declared cash dividends for that Dividend Period on the Series L Preferred Stock, but you may receive a cash dividend on our common stock if the conversion date is prior to the record date for any declared cash dividend on our common stock. If the conversion date is after the record date for any declared cash dividend and prior to the Dividend Payment Date, you will receive that cash dividend on the relevant Dividend Payment Date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related Dividend Payment Date, you must pay to the conversion agent when you convert your shares of Series L Preferred Stock an amount in cash equal to the full dividend actually paid on the Series L Preferred Stock on the Dividend Payment Date for the then-current dividend period on the shares being converted, unless your shares are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below.

Mandatory Conversion at Our Option. On or after March 15, 2013, we may, at our option, at any time or from time to time cause some or all of the Series L Preferred Stock to be converted into shares of our common stock at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Series L Preferred Stock. See “Description of the Series L Preferred Stock—Mandatory Conversion at Our Option.”

Limitation on Beneficial Ownership. Notwithstanding the foregoing, no holder of Series L Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent, (but only to the extent), that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of Series L Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of Series L Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series L Preferred Stock to convert mandatorily.

Conversion Upon Certain Acquisitions. The following provisions will apply if one of the following events occurs prior to the conversion date for shares of Series L Preferred Stock:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act, disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common stock; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case, pursuant to which our common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions;” provided, however, that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration (as determined by our board of directors) received by holders of our common stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be so traded when issued or exchanged in connection with a make-whole acquisition.

Upon a make-whole acquisition, we will, under certain circumstances, be required to pay a make-whole adjustment in the form of an increase in the conversion rate upon any conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date as described herein. The make-whole adjustment will be payable in shares of our common stock or the consideration into which our common stock has been converted or exchanged in connection with the make-whole acquisition.

The amount of the make-whole adjustment, if any, will be based on the stock price and the effective date of the make-whole acquisition. A description of how the make-whole adjustment will be determined and a table showing the make-whole adjustment that would apply at various stock prices and effective dates is set forth under “Description of the Series L Preferred Stock—Conversion Upon Certain Acquisitions.”

Conversion Upon Fundamental Change. If the reference price (as defined under “Description of the Series L Preferred Stock—Conversion Upon Fundamental Change”) in connection with a fundamental change (as defined under “Description of the Series L Preferred Stock—Conversion Upon Fundamental Change”) is less than $24.00, which is the public offering price of the common stock in the Common Stock Offering (as defined below), subject to adjustment, in lieu of the make-whole adjustment described above, a holder may elect to convert each share of Series L Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $12.00, which is 50% of the public offering price of our common stock in the Common Stock Offering, subject to adjustment. If the reference price is less than $12.00, holders will receive a maximum of 83.3333 shares of our common stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion.

See “Description of the Series L Preferred Stock—Conversion Upon Fundamental Change.”

Reorganization Events. The following provisions apply in the event of certain “reorganization events,” which include, subject to certain exceptions:

•	any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property;

•

any sale, transfer, lease or conveyance to another person of all or substantially all of our assets in each case pursuant to which our common stock will be converted into cash, securities or other property;

•	certain reclassifications of our common stock; or

•	certain statutory exchanges of our securities.

Each share of the Series L Preferred Stock outstanding immediately prior to the applicable reorganization event will become convertible at the option of the holder of such share into the kind of securities, cash and other property receivable in the reorganization event by holders of our common stock. See “Description of the Series L Preferred Stock—Reorganization Events.”

Anti-Dilution Rate Adjustments. The conversion rate may be adjusted in the event of, among other things, (1) dividends or distributions in common stock, (2) subdivisions, splits and combinations of the common stock, (3) certain issuances of stock purchase rights, (4) distributions of shares of our capital stock (other than our common stock), or evidences of our indebtedness or assets, (5) certain cash dividends or distributions on our common stock or (6) certain tender offers for our common stock by us or any of our subsidiaries. See “Description of the Series L Preferred Stock—Anti-Dilution Rate Adjustments.”

No Maturity. The Series L Preferred Stock does not have a maturity date, and we are not permitted or required to redeem the Series L Preferred Stock. Accordingly, once issued the Series L Preferred Stock will remain outstanding indefinitely, subject to the provisions described under “Description of the Series L Preferred Stock—Mandatory Conversion at Our Option.”

Voting. Holders of the Series L Preferred Stock will have no voting rights, except as required by law and certain other limited matters. In addition, if we fail to pay, or declare and set aside for payment, full dividends on the Series L Preferred Stock or any other class or series of Parity Stock having similar voting rights, or “Voting Parity Stock,” for six Dividend Periods or their equivalent (whether or not consecutive), the authorized number of our directors will be increased by two, and the holders of Series L Preferred Stock, voting together as a single and separate class with the holders of any outstanding Voting Parity Stock and on which dividends likewise have not been paid, will have the right to elect two directors in addition to the directors then in office at our next annual meeting of shareholders. The terms of office of these directors will end when we have paid or set aside for payment full dividends for four consecutive Dividend Periods.

Liquidation. In the event of Wachovia’s voluntary or involuntary dissolution, winding up and liquidation, the holders of the Series L Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $1,000 per share, or the “Liquidation Preference,” plus any authorized, declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any other Junior Stock and subject to the rights of the holders of any Parity Stock or any class or series of securities ranking senior to the Series L Preferred Stock upon liquidation and the rights of our creditors. After the full amount of the Liquidation Preference is paid, the holders of Series L Preferred Stock will not be entitled to any further participation in any distribution of our assets.

When can Wachovia skip dividend payments on the Series L Preferred Stock?

We may pay a partial dividend or skip a dividend altogether on the Series L Preferred Stock at any time. However, we may not pay or declare a dividend or make a distribution on any Junior Stock (other than in Junior Stock) or Parity Stock (other than on a pro rata basis as described under “Description of the Series L Preferred Stock—Dividends” or in Parity Stock or Junior Stock), nor with limited exceptions may we purchase, redeem or otherwise acquire for consideration, directly or indirectly, shares of Junior Stock or Parity Stock or pay or make available any monies for a sinking fund for the redemption of any such securities, otherwise than pursuant to pro rata offers to purchase all or a pro rata portion of the Series L Preferred Stock and Parity Stock, unless full dividends on all outstanding shares of Series L Preferred Stock for the Dividend Period ending on or before the dividend payment date or other payment date for such Junior Stock or Parity Stock have been paid or declared and a sum sufficient for the payment thereof set aside. In addition, if we fail to pay, or declare and set aside for payment, full dividends on the Series L Preferred Stock or any Voting Parity Stock for six Dividend Periods or their equivalent (whether or not consecutive), the holders of Series L Preferred Stock will have the voting rights described under “Description of the Series L Preferred Stock—Voting.”

The right of holders of Series L Preferred Stock to receive dividends is non-cumulative. If our board of directors does not declare a dividend on the Series L Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series L Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that Dividend Period, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series L Preferred Stock, Parity Stock, Junior Stock or any other class or series of our authorized preferred stock.

What are the U.S. federal income tax consequences related to the Series L Preferred Stock?

If you are a non-corporate United States holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum rate of 15%; provided, that you hold your shares of Series L Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of Series L Preferred Stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet certain other requirements. If you are taxed as a corporation, subject to certain limitations, dividends would be eligible for the 70% dividends-received deduction. If you are a non-United States holder of Series L Preferred Stock, dividends paid to you are subject to withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series L Preferred Stock, see “Certain U.S. Federal Income Tax Considerations.”

What are your expected uses of proceeds from the offering of the Series L Preferred Stock?

We expect to receive net proceeds from this offering of approximately $3.413 billion (or approximately $3.924 billion if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from this offering for general corporate purposes.

Where will the Series L Preferred Stock be listed for trading?

We will apply to list the Series L Preferred Stock on the New York Stock Exchange, or the “NYSE,” under the symbol “WBPrL.” If the listing is approved, trading of the Series L Preferred Stock on the NYSE is expected to commence within a 30-day period after the original issue date of the Series L Preferred Stock.

Concurrent Offering

Concurrent with this offering, we are offering 145,833,334 shares of our common stock (or 167,708,334 shares if the underwriters exercise their over-allotment option in full) in a public offering for net proceeds of approximately $3.413 billion (or approximately $3.924 billion if the underwriters exercise their over-allotment option in full), based on an offering price of $24.00 per share, which we refer to as the “Common Stock Offering.”

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent Common Stock Offering, for general corporate purposes. The Common Stock Offering will be effected pursuant to a separate prospectus supplement. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of our common stock. There is no assurance that the Common Stock Offering will be completed or, if completed, that it will be completed in the amount contemplated. The consummation of this offering is not conditioned on the consummation of the Common Stock Offering.

RISK FACTORS

An investment in Series L Preferred Stock is subject to certain risks. You should carefully consider the risks described below and the “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2007, as well as the other information included or incorporated by reference into the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Risks Relating to the Series L Preferred Stock

The Series L Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Series L Preferred Stock are equity interests in Wachovia and do not constitute indebtedness. As such, the shares of Series L Preferred Stock will rank junior to all indebtedness and other non-equity claims on Wachovia with respect to assets available to satisfy claims on Wachovia, including in a liquidation of Wachovia. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series L Preferred Stock (1) dividends are payable only if, as and when declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends out of lawfully available funds. The shares of Series L Preferred Stock will also rank junior to all of the liabilities of our subsidiaries and the liquidation preference of any preferred stock of our subsidiaries.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. We have issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, including the Series L Preferred Stock, during the deferral period. In addition, we have issued and outstanding debt securities under which, if an event were to occur that would be an event of default under the indenture governing those debt securities, we would not be permitted to pay dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, including the Series L Preferred Stock.

Dividends on the Series L Preferred Stock are non-cumulative.

Dividends on the Series L Preferred Stock are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any Dividend Period, holders of the Series L Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and will not be payable. We will have no obligation to pay dividends accrued for a Dividend Period after the Dividend Payment Date for such period if our board of directors has not declared such dividend before the related Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series L Preferred Stock, Parity Stock, Junior Stock or any other class or series of our authorized preferred stock.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a separate and distinct legal entity from our banking and non-banking subsidiaries and depend on dividends, distributions and other payments from our banking and non-banking subsidiaries to fund dividend payments on our common stock and our preferred stock and to fund all payments on our other obligations, including dividend payments. Many of our subsidiaries are subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Regulatory action of that kind could impede access to funds we need to make payments on our obligations or dividend payments. Additionally, if our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, we may not be able to make dividend payments to our common or preferred stockholders. Furthermore, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

The price of our common stock, and therefore of the Series L Preferred Stock, may fluctuate significantly, and this may make it difficult for you to resell the Series L Preferred Stock or common stock issuable upon conversion of the Series L Preferred Stock when you want or at prices you find attractive.

The price of our common stock on the NYSE constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the Series L Preferred Stock is convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the Series L Preferred Stock.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	quarterly variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.

General market conditions and unpredictable factors could adversely affect market prices for the Series L Preferred Stock.

There can be no assurance about the market prices for the Series L Preferred Stock. Several factors, many of which are beyond our control, may influence the market value of the Series L Preferred Stock, including:

•	our past and future dividend practice;

•	our creditworthiness;

•	interest rates;

•	the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets.

Accordingly, the Series L Preferred Stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which it was purchased.

The conversion rate of the Series L Preferred Stock may not be adjusted for all dilutive events that may adversely affect the trading price of the Series L Preferred Stock or the common stock issuable upon conversion of the Series L Preferred Stock.

The conversion rate of the Series L Preferred Stock is subject to adjustment upon certain events, including the issuance of dividends or distributions in common stock, subdivisions and combinations of our common stock, certain issuances of rights or warrants, distributions of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, certain cash dividends or distributions or certain tender offers or exchange offers for our common stock by us or any of our subsidiaries as described under “Description of the Series L Preferred Stock—Anti-Dilution Rate Adjustments.” We will not adjust the conversion rate for other events, including offerings of common stock for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Series L Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Series L Preferred Stock. In addition, except as described under “Underwriting,” we are not restricted from offering common stock in the future or engaging in other transactions that could dilute our common stock.

A change of control with respect to us may not constitute a make-whole acquisition or fundamental change for the purpose of the Series L Preferred Stock.

The Series L Preferred Stock contains no covenants or other provisions to afford protection to you in the event of a change of control with respect to us, except upon the occurrence of a make-whole acquisition or a fundamental change to the extent described under “Description of the Series L Preferred Stock—Conversion Upon Certain Acquisitions” and “Description of the Series L Preferred Stock—Conversion Upon Fundamental Change,” respectively. However, the terms “make-whole acquisition” and “fundamental change” are limited and may not include every change of control event that might cause the market price of our common stock or the Series L Preferred Stock to decline. As a result, your rights under the Series L Preferred Stock upon the occurrence of a make-whole acquisition or fundamental change may not preserve the value of the Series L Preferred Stock in the event of a change of control with respect to us. In addition, any change of control with respect to us may negatively affect the liquidity, value or volatility of our common stock, negatively impacting the value of the Series L Preferred Stock.

The delivery of additional make-whole shares in respect of conversions following a make-whole acquisition or adjustment to the conversion rate in respect of conversions following a fundamental change may not adequately compensate you.

If a make-whole acquisition occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of common stock. The number of make-whole shares, if any, will be based on the price paid for each share of our common stock in such transaction and the effective date of the make-whole acquisition. See “Description of the Series L Preferred Stock—Conversion Upon Certain Acquisitions.” Although this adjustment is intended to approximate the lost option value of your Series L Preferred Stock, if any, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

In addition, if a fundamental change occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date. See “Description of the Series L Preferred Stock—Conversion Upon Fundamental Change.” However, if the applicable reference price is less than $12.00, holders will receive a maximum of 83.3333 shares of our common stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock.

Our obligation to deliver make-whole shares or to adjust the conversion rate in respect of conversions following a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock or the Series L Preferred Stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock, preferred stock or Class A preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or Series L Preferred Stock or any substantially similar securities. The market price of our common stock or Series L Preferred Stock could decline as a result of sales of shares of common stock or Series L Preferred Stock or similar securities in the market made after this offering or the perception that such sales could occur.

We are concurrently making the Common Stock Offering.

Each share of Series L Preferred Stock will be convertible at the option of the holder thereof into 32.0513 shares of our common stock, subject to anti-dilution adjustments. The conversion of some or all of the Series L Preferred Stock will dilute the ownership interest of our existing common stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and the Series L Preferred Stock.

Before converting any Series L Preferred Stock into our common stock, you are not entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

Before converting any Series L Preferred Stock into our common stock, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your Series L Preferred Stock and in limited cases under the adjustments to the conversion rate. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your becoming a record holder of the shares of common stock issuable upon conversion, you will not be entitled to vote such shares in respect of such amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock proposed in such amendment.

The issuance of additional series of our preferred stock could adversely affect holders of our common stock, which may negatively impact your investment.

Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the stockholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our dissolution, winding up and liquidation, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Series L Preferred Stock.

Holders of the Series L Preferred Stock will have limited voting rights.

Holders of the Series L Preferred Stock have no voting rights with respect to matters that generally require the approval of voting common stockholders. Holders of the Series L Preferred Stock will have voting rights only as required by North Carolina law and for certain other limited matters as follows. If we fail to pay, or declare and set aside for payment, full dividends on the Series L Preferred Stock or any other class or series of Voting Parity Stock for six Dividend Periods or their equivalent (whether or not consecutive), the authorized number of our directors will be increased by two, and the holders of Series L Preferred Stock, voting together as a single and separate class with the holders of any outstanding Voting Parity Stock and on which dividends likewise have not been paid, will have the right to elect two directors in addition to the directors then in office at our next annual meeting of shareholders until full dividends have been paid or set aside for payment on the Series L Preferred Stock for at least four consecutive Dividend Periods. See “Description of the Series L Preferred Stock—Voting.”

Anti-takeover provisions could negatively impact our stockholders.

Provisions of North Carolina law, provisions of our articles of incorporation and bylaws, and our shareholder rights plan could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. Additionally, our articles of incorporation authorize our board of directors to issue additional series of preferred stock or Class A preferred stock as described under “—The issuance of additional series of our preferred stock could adversely affect holders of our common stock, which may negatively impact your investment,” and such preferred stock, including additional shares of Series L Preferred Stock, could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

If we increase the cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash.

If we increase the cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Certain U.S. Federal Income Tax Considerations.”

The secondary market for the Series L Preferred Stock may be illiquid.

The Series L Preferred Stock is a new issue with no established trading market. Although we will apply to have the Series L Preferred Stock listed on the NYSE, there is no guarantee that we will be able to list the Series L Preferred Stock. Even if the Series L Preferred Stock is listed, there may be little or no secondary market for the Series L Preferred Stock. Even if a secondary market for the Series L Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial.

Risks Relating to Wachovia

Weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us.

If the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations declines, or continues to decline, this could result in, among other things, a deterioration in credit quality or a reduced demand for credit, including a resultant adverse effect on our loan portfolio and allowance for loan and lease losses. A portion of our residential mortgage and commercial real estate loan portfolios are comprised of borrowers in certain geographic markets that have been more adversely affected by declines in real estate values and home sale volumes, job losses and declines in new home building, such as certain markets in California and Florida. These factors contributed to our increasing provisions for loan losses in the fourth quarter of 2007 and first quarter of 2008 and our expectation for future loan losses and loss provisions for the remainder of 2008 and 2009. These factors could result in loan loss provisions in excess of charge-offs, delinquencies and/or greater charge-offs in future periods, which may adversely affect our financial condition and results of operations. In addition, deterioration of the U.S. economy may adversely impact our traditional banking business.

The allowance for loan losses may prove inadequate or be negatively affected by credit risk exposures.

Our banking business depends on the creditworthiness of our borrowing customers. We regularly review the allowance for loan losses for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and nonperforming assets. Determining the appropriateness of the allowance is complex and requires judgment by management about the effect of matters that are inherently uncertain. If the credit quality of our customer base materially weakens, if the risk profile of a market, industry or group of customers changes materially, or if the allowance for loan losses is not adequate, the business, financial condition, liquidity, capital, and results of operations could be adversely affected.

Continued market volatility in the price of certain asset classes may adversely affect Wachovia.

The markets for certain types of assets, particularly structured finance assets, have been very volatile because of illiquidity in the markets and because of concerns about the credit risk of the assets across the market as a whole. Because we are required to carry these assets on our books at their fair value, we may incur losses even if the asset in question presents minimal credit risk. Beginning in the second half of 2007, the markets for commercial mortgage backed securities, leveraged loans, residential mortgage backed securities and collateralized debt obligations experienced significant deterioration and dislocation, resulting in valuation losses for the assets we owned in these asset classes. There can be no assurance that there will not be further deterioration in the markets for these products or additional losses for these or other asset classes, which could adversely affect us.

If we have significant losses, we may need to raise additional capital, which could have a dilutive effect on existing stockholders and may affect our ability to pay dividends on our common and preferred stock.

We and our banking subsidiaries must maintain certain minimum capital ratios in order for us to remain “well-capitalized” institutions for regulatory purposes. If our or our banking subsidiaries’ capital ratios fall below the required minimums, we or our banking subsidiaries could be forced to raise additional capital. If we or our banking subsidiaries raise additional capital, the terms and pricing of such securities could be dilutive to existing stockholders and cause the price of our outstanding securities to decline. However, no assurance can be given that sufficient additional capital would be available or on desirable terms.

Our results of operations for the first quarter of 2008 may be revised between our earnings release and the filing of our Form 10-Q.

We have filed a Form 8-K with preliminary information about our results of operations for the first quarter of 2008, which is incorporated by reference into this prospectus supplement. In preparing our earnings release, we make a number of complex and subjective judgments and estimates about the appropriateness of allowances, reserves and fair values. Additionally, we regularly assess various assets for impairment including goodwill and other intangible assets, which is performed annually or more often if warranted, such as in the current market environment. Our goodwill impairment assessment completed in preparing our earnings release indicated that none of our goodwill is impaired at March 31, 2008. A continued period of market disruption, or further market deterioration, may result in the impairment of our goodwill in the future.

Our financial statements for the first quarter of 2008 are not finalized until they are filed in our quarterly report on Form 10-Q for the first quarter of 2008. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial condition and results of operations for the reporting period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent events may occur that lead to a material difference between the preliminary results of operations described in our Form 8-K and the results of operations described in our quarterly report on Form 10-Q for the first quarter of 2008, and those differences may be adverse. You should consider this possibility in reviewing the earnings information in our Form 8-K.

We could be negatively affected in a situation in which other financial institutions are negatively impacted.

We could be negatively affected by the actions and commercial soundness of other financial services institutions. Financial services institutions that deal with each other are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds and other institutional clients, resulting in a significant credit concentration with respect to the financial services industry overall. As a result, a default by, or even concerns about, one or more financial services institutions could lead to market-wide liquidity problems, or losses or defaults by us or by other institutions.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, of approximately $3.413 billion (or approximately $3.924 billion if the underwriters exercise their over-allotment option in full), after expenses and underwriting discounts. We intend to use the net proceeds from this offering for general corporate purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock trades on the NYSE under the symbol “WB.” As of March 31, 2008, there were 1,991,918,729 shares of our common stock issued and outstanding. As of December 31, 2007, there were approximately 162,288 shareholders of record. The following table provides the high and low closing sales price per share during the periods indicated as reported on the NYSE and dividends paid per share of our common stock during such periods. On April 14, 2008, we announced that our board of directors declared a cash dividend on our common stock equal to $0.375 per share, payable on June 16, 2008 to holders of record as of May 30, 2008.

	Low Sale Price	High Sale Price	Common Stock Dividends
2008:
Second Quarter (through April 11, 2008)	$26.62	$28.91	$	N/A
First Quarter	25.60	38.76		0.64

2007:
Fourth Quarter	38.03	51.80		0.64
Third Quarter	44.94	52.64		0.64
Second Quarter	51.25	56.81		0.56
First Quarter	53.88	58.77		0.56

2006:
Fourth Quarter	53.37	57.49		0.56
Third Quarter	52.40	56.67		0.56
Second Quarter	52.03	59.85		0.51
First Quarter	51.09	57.69		0.51

The amount of future dividends will depend on earnings, financial condition, capital requirements and other factors, and will be determined by our board of directors on a quarterly basis.

The last reported sales price per share of our common stock on April 11, 2008 as reported by the NYSE was $27.81.

DESCRIPTION OF THE SERIES L PREFERRED STOCK

The following is a summary of some of the terms of the Series L Preferred Stock. This summary contains a description of the material terms of the Series L Preferred Stock but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described under “Where You Can Find More Information.”

The Series L Preferred Stock converts into our common stock. For a description of our common stock, please refer to the accompanying prospectus under the caption “Description of Common Stock.”

Authorized Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, no par value, 40,000,000 shares of Class A preferred stock, no par value (including the Series L Preferred Stock), and 500,000,000 Dividend Equalization Preferred shares, no par value. As of March 31, 2008, no shares of preferred stock were issued and outstanding, 5,800,000 shares of Class A preferred stock were issued and outstanding, and approximately 97 million Dividend Equalization Preferred shares were issued and outstanding in connection with the merger of the former Wachovia Corporation and First Union Corporation. See “—Class A Preferred Stock, Series G, H, I, J and K” below for additional information concerning authorized or outstanding series of our Class A preferred stock.

Wachovia will file articles of amendment designating the terms of the Series L Preferred Stock with the Secretary of State of the State of North Carolina.

General

When issued, the Series L Preferred Stock will be validly issued, fully paid, and non-assessable. The holders of the Series L Preferred Stock will have no preemptive rights with respect to any shares of Wachovia’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series L Preferred Stock will be entitled to receive non-cumulative cash dividends if, as and when declared out of assets legally available for payment in respect of such Series L Preferred Stock by our board of directors in its sole discretion. In the event we do not declare dividends or do not pay dividends in full on the Series L Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will not be payable.

When issued, the Series L Preferred Stock will have a fixed liquidation preference, or “Liquidation Preference,” of $1,000 per share, or $3,500,000,000 in the aggregate ($4,025,000,000 in the aggregate if the over-allotment option is exercised in full). On a dissolution, winding-up and liquidation of our affairs, holders of Series L Preferred Stock will be entitled to receive such Liquidation Preference per share, together with an amount equal to any authorized, declared and unpaid dividends for the then-current Dividend Period to the date of liquidation. The Series L Preferred Stock is perpetual, will be convertible into shares of Wachovia common stock as described below and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

If the underwriters do not exercise the over-allotment option, we expect to issue 3,500,000 shares of Series L Preferred Stock. If the underwriters exercise the over-allotment option in full, we expect to issue 4,025,000 shares of Series L Preferred Stock. The number of outstanding shares of Series L Preferred Stock could be increased in the future.

Rank

The Series L Preferred Stock will rank senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Series L Preferred Stock. As of the date hereof, there are no shares of our authorized preferred stock that would rank senior to the Series L Preferred Stock authorized, issued or outstanding.

We may authorize and issue additional shares of preferred stock that may rank junior to or on parity with the Series L Preferred Stock as to dividend rights and rights upon dissolution, winding-up and liquidation without the consent of the holders of the Series L Preferred Stock. Each series of our authorized preferred stock will, with respect to dividend rights and rights upon Wachovia’s dissolution, winding-up and liquidation, rank prior or superior to common stock.

As of the date hereof, there are 2,300,000 shares of our 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, or “Series J Preferred Stock,” and 3,500,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K, or “Series K Preferred Stock”, issued and outstanding, which rank equally with the Series L Preferred Stock. Additionally, as of the date hereof there are 25,010 shares of Non-Cumulative Perpetual Class A Stock, Series I, or “Series I Preferred Stock”, authorized and reserved for issuance to Wachovia Capital Trust III under stock purchase contracts entered into in connection with its 5.80% Fixed-to-Floating Rate Normal Wachovia Income Trust Securities, and the shares of Series I Preferred Stock when issued will rank equally with the Series L Preferred Stock. With respect to the payment of dividends and amounts upon liquidation, the Series L Preferred Stock will rank equally with any other class or series of our stock that ranks on a par with the Series L Preferred Stock in the payment of dividends and in the distribution of assets on our dissolution, winding-up and liquidation, including our Series J Preferred Stock and Series K Preferred Stock and our Series I Preferred Stock, if issued, which we refer to as “Parity Stock,” and will rank senior to our common stock and any other class or series of our stock over which the Series L Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on our dissolution, winding-up and liquidation, which we refer to as “Junior Stock.”

In particular, no dividend will be paid or declared and no distribution will be made on any Junior Stock (other than solely in Junior Stock) or on any Parity Stock (other than on a pro rata basis as described under “—Dividends” or solely in Parity Stock or Junior Stock), no shares of Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, (other than (1) as a result of reclassification of Junior Stock for or into Junior Stock, of Parity Stock for or into Parity Stock or for or into Junior Stock, (2) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, or of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or, in the case of Parity Stock, other than through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock or (4) in connection with the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of such Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us (other than through the use of the proceeds of a substantially contemporaneous sale as referred to in clause (3) above), otherwise than pursuant to pro rata offers to purchase all or a pro rata portion of the shares of Series L Preferred Stock and Parity Stock, unless full dividends on all outstanding shares of Series L Preferred Stock for the Dividend Period ending on or before the dividend payment date or other payment date for such Junior Stock or Parity Stock, have been paid or declared and a sum sufficient for the payment thereof set aside.

For any Dividend Period in which dividends are not paid in full upon the Series L Preferred Stock and Parity Stock having the same restrictions on the declaration and payment of dividends as the Series L Preferred Stock, all dividends declared for such Dividend Period with respect to the Series L Preferred Stock and such Parity Stock shall be declared on a pro rata basis, as described under “—Dividends”.

Dividends

Dividends on shares of Series L Preferred Stock will not be cumulative. Holders of the Series L Preferred Stock will be entitled to receive, if, as and when declared by our board of directors out of legally available assets, non-cumulative cash dividends on the Liquidation Preference, which is $1,000 per share of Series L Preferred Stock. These dividends will be payable at a rate per annum equal to 7.50%, quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing June 15, 2008, each a “Dividend Payment Date”, from and including the date of issuance. In the case that any date on which dividends are payable on the Series L Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay. We refer to each quarterly period as a “Dividend Period.” Dividends in each quarterly period will be payable from the first day of such period or the issue date, in the case of the initial dividend period. The record date for payment of dividends on the Series L Preferred Stock will be the last day of the immediately preceding calendar month during which the Dividend Payment Date falls. The amount of dividends payable for any Dividend Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The right of holders of Series L Preferred Stock to receive dividends is non-cumulative. If our board of directors does not declare a dividend on the Series L Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series L Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that Dividend Period, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series L Preferred Stock, Parity Stock, Junior Stock or any other class or series of our authorized preferred stock.

When dividends are not paid in full upon the Series L Preferred Stock and any Parity Stock, all dividends upon shares of the Series L Preferred Stock and such Parity Stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on each series to the amount that if declared would be full dividends (including accrued and unpaid dividends as to any Parity Stock that bears dividends on a cumulative basis) through the next succeeding applicable dividend payment date.

We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to North Carolina state laws relating to the payment of dividends.

Redemption

The Series L Preferred Stock is not redeemable and will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series L Preferred Stock.

Optional Conversion Right

Each share of the Series L Preferred Stock may be converted at any time, at the option of the holder, into 32.0513 shares of our common stock (which reflects an initial conversion price of approximately $31.20 per share of our common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

If the conversion date is prior to the record date for any declared dividend on Series L Preferred Stock for the Dividend Period in which you elect to convert, you will not receive any declared dividends for that Dividend Period. If the conversion date is after the record date for any declared dividend and prior to the

Dividend Payment Date, you will receive that dividend on the relevant Dividend Payment Date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related Dividend Payment Date, you must pay to the conversion agent when you convert your shares of Series L Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares being converted, unless your shares of Series L Preferred Stock are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below under “—Mandatory Conversion at Our Option,” “—Conversion Upon Certain Acquisitions” and “—Conversion Upon Fundamental Change,” respectively.

We will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series L Preferred Stock or shares of our common stock or other securities issued on account of Series L Preferred Stock or certificates representing such shares or securities. We will not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series L Preferred Stock, shares of our common stock or other securities in a name other than that in which the shares of Series L Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to us the amount of any such tax or has established, to our satisfaction, that such tax has been paid or is not payable.

Mandatory Conversion at Our Option

On or after March 15, 2013, we may, at our option, at any time or from time to time cause some or all of the Series L Preferred Stock to be converted into shares of our common stock at the then applicable conversion rate if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Series L Preferred Stock. We will provide notice of our decision to exercise our right to cause the mandatory conversion within three trading days of the end of the 30 consecutive trading day period.

If less than all of the Series L Preferred Stock are converted, the conversion agent (which initially will be the transfer agent) will select the Series L Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate, including any method required by DTC or any successor depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series L Preferred Stock is then traded or quoted). If the conversion agent selects a portion of your shares of Series L Preferred Stock for partial mandatory conversion and you convert a portion of your shares of Series L Preferred Stock at the same time, the portion converted at your option will reduce the portion of your Series L Preferred Stock selected for mandatory conversion.

The “closing price” of our common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of our common stock on the NYSE on that date. If our common stock is not traded on the NYSE on any date of determination, the closing price of our common stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange or securities exchange in the European Economic Area on which our common stock is so listed or quoted, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange or securities exchange in the European Economic Area on which our common stock is so listed or quoted, or if our common stock is not so listed or quoted on a U.S. national or regional securities exchange or securities exchange in the European Economic Area, the last quoted bid price for our common stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of our common stock on that date as determined by a nationally recognized independent investment banking firm (unaffiliated with us) retained by us for this purpose. The “closing price” for any other share of capital stock shall be determined on a comparable basis.

A “trading day” is a day on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

For purposes of calculating the “closing price” of our common stock, if a reorganization event (as defined below under “—Reorganization Events”) has occurred and (1) the exchange property consists only of shares of common stock, the “closing price” shall be based on the closing price of such common stock; (2) the exchange property consists only of cash, the “closing price” shall be the cash amount paid per share; and (3) the exchange property consists of securities, cash and/or other property, the “closing price” shall be based on the sum, as applicable, of (x) the closing price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by our board of directors from time-to-time) of any other securities or property paid to our shareholders in connection with the reorganization event.

For purposes of this prospectus supplement, all references to the closing price and last reported sale price of our common stock on the NYSE shall be such closing price and last reported sale price as reflected on the website of the NYSE (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price as reflected on the website of the NYSE and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NYSE shall govern.

To exercise the mandatory conversion right described above, we must give notice (i) by providing a notice of such conversion to each holder of our Series L Preferred Stock or (ii) issuing a press release and making this information available on our website. The conversion date will be a date selected by us (the “mandatory conversion date”) and will be no less than ten days, and no more than 20 days, after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate:

•	the mandatory conversion date;

•	the number of shares of our common stock to be issued upon conversion of each share of Series L Preferred Stock; and

•	the number of shares of Series L Preferred Stock to be converted.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of Series L Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of Series L Preferred Stock shall be void and have no effect to the extent, but only to the extent, that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of Series L Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series L Preferred Stock to convert mandatorily.

Conversion Procedures

Conversion into shares of our common stock will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, certificates representing shares of our common stock will be issued and delivered to you or your designee upon presentation and surrender of the certificate evidencing the Series L Preferred Stock to the conversion agent if shares of the Series L Preferred Stock are held in certificated form, and upon compliance with some additional procedures described below. If a holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, a book-entry transfer through DTC will be made by the conversion agent upon compliance with the depositary’s procedures for converting a beneficial interest in a global security.

On the date of any conversion at the option of the holders, if a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Series L Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date.

If a holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, in order to convert, a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global security.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Series L Preferred Stock into shares of our common stock, in accordance with the terms of the notice delivered by us described below. Payments of cash for dividends and in lieu of fractional shares and, if shares of our common stock are to be delivered, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the shares of common stock and/or securities issuable upon conversion of the Series L Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock and/or securities issuable upon conversion of the Series L Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock or other securities issuable upon conversion, by virtue of holding the Series L Preferred Stock.

Conversion Upon Certain Acquisitions

General. The following provisions will apply if, prior to the conversion date, one of the following events occur prior to the conversion date for shares of Series L Preferred Stock:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common stock; or

•	consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our shares of common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions;” provided, however, that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration (as determined by our board of directors) received by holders of our common stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be traded on a U.S. national securities exchange or on securities exchanges in the European Economic Area when issued or exchanged in connection with a make-whole acquisition.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series L Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of common stock (the “make-whole shares”) as described below.

We will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the date by which each holder’s make-whole acquisition conversion right must be exercised, which shall be 30 days after the effective date of the make-whole acquisition. We will also notify holders on the effective date of such make-whole acquisition, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Series L Preferred Stock, if the Series L Preferred Stock are held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, in order to convert a holder must comply with the requirements listed above under “—Conversion Procedures” and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date.” If a holder does not elect to exercise the make-whole acquisition conversion right within the specified period, such holder’s shares of the Series L Preferred Stock will remain outstanding until otherwise converted but will not be eligible to receive make-whole shares.

Make-Whole Shares. The following table sets forth the number of make-whole shares per share of Series L Preferred Stock for each stock price and effective date set forth below:

	Stock Price
	$24.00	$25.00	$27.50	$30.00	$31.20	$35.00	$40.56	$45.00	$50.00	$60.00	$80.00	$100.00
Effective Date
April 17, 2008	9.62	9.47	7.63	5.58	4.77	3.25	1.99	1.43	1.05	0.68	0.38	0.23
March 15, 2009	9.62	9.43	7.56	5.50	4.74	3.18	1.89	1.30	0.93	0.59	0.35	0.22
March 15, 2010	9.62	9.24	7.49	5.46	4.71	3.05	1.69	1.11	0.77	0.48	0.29	0.18
March 15, 2011	9.62	8.99	7.38	5.39	4.64	2.91	1.45	0.86	0.54	0.33	0.20	0.13
March 15, 2012	9.62	8.82	7.21	5.35	4.59	2.69	1.03	0.45	0.23	0.15	0.10	0.06
March 15, 2013	9.62	8.39	7.17	5.32	4.58	2.56	0.46	0.00	0.00	0.00	0.00	0.00
Thereafter	9.62	8.39	7.17	5.32	4.58	2.56	0.46	0.00	0.00	0.00	0.00	0.00

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our shares of common stock receive only cash (in a single per-share amount, other than with respect to appraisal and similar rights) in the make-whole acquisition, the stock price shall be the cash amount paid per share. For purposes of the preceding sentence as applied to a make-whole acquisition described in the first bullet of the definition of that term, a single price per share shall be deemed to have been paid only if the transaction or transactions that caused the person or group to become direct or indirect ultimate beneficial owners of our common equity representing more than 50% of the voting power of our common stock was a tender offer for more than 50% of our outstanding common stock. Otherwise, the stock price shall be the average of the closing price per share of our common stock on the 10 trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Series L Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “—Anti-Dilution Rate Adjustments.”

The exact stock price and effective dates may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $100.00 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series L Preferred Stock; and

•	if the stock price is less than $24.00 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series L Preferred Stock.

Our obligation to deliver make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

Conversion Upon Fundamental Change

In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than $24.00, which is the public offering price of our common stock in the Common Stock Offering, subject to adjustment (a “fundamental change”), a holder may elect to convert each share of Series L Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of the fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $12.00, which is 50% of the public offering price of our common stock in the Common Stock Offering, subject to adjustment (the “base price”). The base price will be adjusted as of any date that the conversion rate of the Series L Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 83.3333 shares of our common stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion.

The “reference price” shall be the “stock price” as defined above in the paragraph immediately succeeding the table under “—Conversion Upon Certain Acquisitions—Make-Whole Shares.”

To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under “—Conversion Procedures” on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Series L Preferred Stock will remain outstanding until otherwise converted.

We will notify holders, at least 20 days prior to the anticipated effective date of a fundamental change, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the fundamental change and the date by which each holder’s fundamental change conversion right must be exercised. We also will provide notice to holders on the effective date of a fundamental change, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the adjusted conversion price following the fundamental change and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under “—Conversion Procedures” on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right within such period, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of Series L Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described above under “—Conversion Upon Certain Acquisitions”).

Reorganization Events

In the event of:

(a)	any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property of us or another person;

(b)	any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common stock will be converted into cash, securities or other property;

(c)	any reclassification of our common stock into securities, including securities other than our common stock; or

(d)	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

each of which is referred to as a “reorganization event,” each share of the Series L Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series L Preferred Stock, become convertible into the types and amounts of securities, cash and other property receivable in such reorganization event by a holder of the shares of our common stock that was not the counterparty to the reorganization event or an affiliate of such other party (such securities, cash and other property, the “exchange property”). In the event that holders of the shares of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Series L Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. Holders have the right to convert their shares of Series L Preferred Stock in the event of certain acquisitions as described under “—Conversion Upon Certain Acquisitions” and “—Conversion Upon Fundamental Change.” In connection with certain reorganization events, holders of the Series L Preferred Stock may have the right to vote as a class. See “—Voting.”

Anti-Dilution Rate Adjustments

The conversion rate will be adjusted, without duplication, if certain events occur:

(1)	the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock (other than in connection with a transaction constituting a reorganization event), in which event the conversion rate will be adjusted based on the following formula:

	CR1	=	CR0 x (OS1 ÷ OS0 )

where,

	CR0	=	the conversion rate in effect at the close of business on the record date

	CR1	=	the conversion rate in effect immediately after the record date

	OS0	=	the number of shares of our common stock outstanding at the close of business on the record date prior to giving effect to such event

	OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

(2)	the issuance to all holders of our common stock of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a transaction constituting a reorganization event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price of our common stock as of the record date, in which event the conversion rate will be adjusted based on the following formula:

	CR1	=	CR0 x [(OS0 + X) ÷ (OS0 + Y)]

where,

	CR0	=	the conversion rate in effect at the close of business on the record date

	CR1	=	the conversion rate in effect immediately after the record date

	OS0	=	the number of shares of our common stock outstanding at the close of business on the record date

	X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants (or upon conversion of such securities)

	Y	=	the number of shares equal to quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of our common stock over each of the ten consecutive VWAP trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

However, the conversion rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(3)	the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or our assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) below, any dividend or distribution in connection with a transaction constituting a reorganization event or any spin-off to which the provisions set forth below in this clause (3) apply ) in which event the conversion rate will be adjusted based on the following formula:

	CR1	=	CR0 x [SP0 ÷ (SP0 – FMV)]

where,

	CR0	=	the conversion rate in effect at the close of business on the record date

	CR1	=	the conversion rate in effect immediately after the record date

	SP0	=	the current market price as of the record date

	FMV	=	the fair market value (as determined by our board of directors) on the record date of the shares of capital stock, evidences of indebtedness or assets so distributed, applicable to one share of our common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the NYSE, the Nasdaq Stock Market or any other national or regional securities exchange or market, then the conversion rate will instead be adjusted based on the following formula:

	CR1	=	CR0 x [(FMV0 + MP0 )÷ MP0]

where,

	CR0	=	the conversion rate in effect at the close of business on the record date

	CR1	=	the conversion rate in effect immediately after the record date

	FMV0	=	the average of the VWAP of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the ten consecutive VWAP trading days commencing on and including the third VWAP trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock as determined by our board of directors

	MP0	=	the average of the VWAP of our common stock over each of the ten consecutive VWAP trading days commencing on and including the third VWAP trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or association or over-the-counter market on which our common stock is then traded or quoted

(4)

We make a distribution consisting exclusively of cash to all holders of our common stock, excluding (a) any regular cash dividend on our common stock to the extent that the aggregate regular cash dividend per share of our common stock does not exceed $0.375 in any fiscal quarter (the “dividend threshold amount”) and (b) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries referred to in clause (5) below, in which event, the conversion rate will be adjusted based on the following formula:

	CR1	=	CR0 x [SP0 ÷ (SP0 – C)]

Where,

	CR0	=	the conversion rate in effect at the close of business on the record date

	CR1	=	the conversion rate in effect immediately after the record date

	SP0	=	the current market price as of the record date

	C	=	the amount in cash per share equal to (1) in the case of a regular quarterly dividend, the amount we distribute to holders or pay, less the dividend threshold amount or (2) in any other case, the amount we distribute to holders or pay

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (4).

(5)	We or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value (as determined by our board of directors) of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the VWAP per share of our common stock on the VWAP trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

	CR1	=	CR0 x [(FMV + (SP1 x OS1)) ÷ (SP1 x OS0)]

where,

	CR0	=	the conversion rate in effect at the close of business on the expiration date

	CR1	=	the conversion rate in effect immediately after the expiration date

	FMV	=	the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”)

	OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares

OS0	=	the number of shares of our common stock outstanding at the expiration time, including any purchased shares

SP1	=	the average of the VWAP of our common stock over each of the ten consecutive VWAP trading days commencing with the VWAP trading day immediately after the expiration date

“Record date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

“Current market price” of our common stock on any day, means the average of the VWAP of our common stock over each of the ten consecutive VWAP trading days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (1) through (5) above. For purposes of the foregoing, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

“VWAP” per share of our common stock on any VWAP trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WB <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant VWAP trading day until the close of trading on the relevant VWAP trading day (or if such volume-weighted average price is unavailable, the market price of one share of our common stock on such VWAP trading days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with us) retained for this purpose by us, which investment banking firm may be an underwriter of the Series L Preferred Stock offered hereby).

A “VWAP trading day” means, for purposes of determining a VWAP, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event. A “market disruption event” means any of the following events that has occurred:

•

any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the relevant exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system;

•

any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the relevant exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•	the failure to open of the exchange or quotation system on which futures or options contracts relating to our common stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

Except as stated above, the conversion rate will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing or for the repurchase of our common stock. An adjustment to the conversion rate also need not be made for a transaction referred to in clauses (1) through (5) above if holders of the Series L Preferred Stock may participate in the transaction on a basis and with notice that the our board of directors determines to be fair and appropriate in light of the basis and notice on which holders of our common stock participate in the transaction. In addition, no adjustment to the conversion rate need be made for a change in the par value or no par value of the our common stock.

We may, but shall not be required to, make such increases in the conversion rate, in addition to those that are required, as the board of directors of our considers to be advisable in order to avoid or diminish any income tax to any holders of shares of our common stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

In the event of a taxable distribution to holders of shares of our common stock that results in an adjustment of the conversion rate, or an increase in the conversion rate at our discretion, holders of Series L Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Series L Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.

We currently have a shareholder rights plan. To the extent that we have a rights plan in effect upon conversion of the Series L Preferred Stock into our common stock, you will receive, in addition to any of our common stock deliverable and in lieu of any adjustment to the conversion rate, the rights provided for under the shareholder rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. A further adjustment will occur as described in clause (3) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

We may from time to time, to the extent permitted by law and subject to the applicable rules of the NYSE, increase the conversion rate of the Series L Preferred Stock by a specified amount for a period of at least 20 business days. In that case, we will give at least 15 calendar days’ prior notice of such increase. We may also make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

No adjustment in the conversion rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon the date of any mandatory conversion at our option, a make-whole acquisition or a fundamental change.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Whenever the conversion rate is adjusted, we must deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based. In addition, we must notify the holders of the Series L Preferred Stock of the adjustment within ten business days of any event requiring such adjustment and describe in reasonable detail the method by which the conversion rate was adjusted.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Series L Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Series L Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common stock determined as of the second trading day immediately preceding the effective date of conversion.

If more than one share of the Series L Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series L Preferred Stock so surrendered.

Rights upon Liquidation

In the event of our voluntary or involuntary dissolution, winding-up and liquidation, the holders of the Series L Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the Liquidation Preference of $1,000 per share, plus any authorized, declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series L Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series L Preferred Stock upon liquidation and the rights of our creditors. If the amounts available for distribution upon our dissolution, winding-up and liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series L Preferred Stock and all stock ranking equal to the Series L Preferred Stock, then the holders of each series of Series L Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the Liquidation Preference is paid, the holders of Series L Preferred Stock will not be entitled to any further participation in any distribution of our assets.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our dissolution, winding-up and liquidation.

Voting

Holders of the Series L Preferred Stock will not have any voting rights and will not be entitled to elect any directors, except as required by law and except for the special voting rights provided for below.

Mandatory Voting Rights under North Carolina Law. We are incorporated in North Carolina. North Carolina law attaches mandatory voting rights to classes or series of shares that are affected by certain amendments to the articles of incorporation, whether made by filing articles of amendment or by a merger or share exchange. The holders of the outstanding shares of a class or series are entitled to vote as a separate voting group on any amendment that would:

•	change the aggregate number of authorized shares of that class or series;

•	effect an exchange or reclassification of any shares of that class or series into shares of another class or series;

•	effect an exchange (or create a right of exchange) or reclassification of any shares of another class or series into shares of that class or series;

•	change the designation, rights, preferences, or limitations of any shares of that class or series;

•	change any shares of that class or series into a different number of shares of the same class or series;

•

create a new class or series of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class or series;

•

increase the rights, preferences or number of authorized shares of any class or series that, after giving effect to the amendment, would have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class or series;

•	limit or deny an existing preemptive right of any shares of that class or series;

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on any shares of that class or series; or

•	change the corporation into a nonprofit corporation or a cooperative organization.

These mandatory voting rights apply regardless of whether the change is favorable or unfavorable to the affected shares. Shares of two or more series of the same class must vote together as a single group with respect to any proposed amendment that would affect them in the same or a substantially similar manner. A mandatory voting right is also given to a class or series of shares for approval of a share dividend payable in the shares of that class or series on the shares of another class or series.

Right to Elect Two Directors upon Nonpayment. If, after issuance of the Series L Preferred Stock, we fail to pay, or declare and set aside for payment, full dividends on the Series L Preferred Stock or any other class or series of Voting Parity Stock for six Dividend Periods or their equivalent (whether or not consecutive), the authorized number of our directors will be increased by two. Subject to satisfaction of certain qualifications for persons serving as directors pursuant to regulations of any securities exchange on which our securities are then listed or traded, the holders of Series L Preferred Stock, voting together as a single and separate class with the holders of all outstanding Voting Parity Stock on which dividends likewise have not been paid, will have the right to elect two directors in addition to the directors then in office at our next annual meeting of shareholders. This right will continue at each subsequent annual meeting until we pay dividends in full on the Series L Preferred Stock and any Voting Parity Stock for three consecutive Dividend Periods or their equivalent and pay or declare and set aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent.

The term of such additional directors will terminate, and the total number of directors will be decreased by two after we pay dividends in full for three consecutive Dividend Periods or their equivalent and declare and pay or set aside for payment dividends in full on the Series L Preferred Stock and any Voting Parity Stock for the fourth consecutive Dividend Period or its equivalent. After the term of such additional directors terminates, the holders of the Series L Preferred Stock will not be entitled to elect additional directors unless full dividends on the Series L Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods.

Any additional director elected by the holders of the Series L Preferred Stock and the Voting Parity Stock may only be removed by the vote of the holders of record of the outstanding Series L Preferred Stock and Voting Parity Stock, voting together as a single and separate class, at a meeting of our shareholders called for that purpose. Any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding Series L Preferred Stock and Voting Parity Stock, voting together as a single and separate class.

Other Voting Rights. So long as any shares of Series L Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of Series L Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equally with the Series L Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by North Carolina law:

•

any amendment, alteration or repeal of any provision of our amended and restated articles of incorporation (including the articles of amendment creating the Series L Preferred Stock) or our bylaws that would alter or change the voting powers, preferences or special rights of the Series L Preferred Stock so as to affect them adversely;

•

any amendment or alteration of our amended and restated articles of incorporation to authorize or create, or increase the authorized amount of, or any issuance of any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking prior to the Series L Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or our winding-up; or

•

the consummation of a binding share exchange or reclassification involving the Series L Preferred Stock or a merger or consolidation of us with another entity, except holders of Series L Preferred Stock will have no right to vote under this provision or otherwise under North Carolina law if, in each case, (i) the Series L Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series L Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series L Preferred Stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of Series L Preferred Stock or any class or series of Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series L Preferred Stock, and, notwithstanding any provision of North Carolina law, holders of the Series L Preferred Stock shall have no right to vote thereon.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series L Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of Series L Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series L Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series L Preferred Stock:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in the articles of amendment for the Series L Preferred Stock that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series L Preferred Stock that is not inconsistent with the provisions of the articles of amendment for the Series L Preferred Stock.

Class A Preferred Stock, Series G, H, I, J and K

On December 21, 2007, we issued 92,000,000 depositary shares, each representing a 1/40th interest in a share of our Series J Preferred Stock. As of the date hereof, there are 2,300,000 issued and outstanding shares of Series J Preferred Stock, no par value and liquidation preference $1,000 per share. On February 8, 2008, we issued 3,500,000 shares of Series K Preferred Stock, no par value and liquidation preference $1,000 per share. The Series L Preferred Stock, when issued, will rank on a parity with the Series J Preferred Stock and Series K Preferred Stock as to dividend rights and rights on our dissolution, winding-up and liquidation.

In addition, we have authorized the issuance of our Series G Preferred Stock, Series H Preferred Stock, each as defined below, and Series I Preferred Stock.

Pursuant to an issuance by Wachovia Preferred Funding Corp. of 30,000,000 shares of its Series A Preferred Securities (“WPFC Series A Preferred Securities”), if so directed by the Office of the Comptroller of Currency (the “OCC”) following the occurrence of an Exchange Event (as defined below), each share of WPFC Series A Preferred Securities will be automatically exchanged for a depositary share representing 1/6th of a share of our Class A Preferred Stock, Series G, no par value and liquidation preference $150 per share (the “Series G Preferred Stock”).

Pursuant to an issuance by Wachovia Preferred Funding Corp. of 40,000,000 shares of its Series B Preferred Securities (“WPFC Series B Preferred Securities”), if so directed by the OCC following the occurrence of an Exchange Event (as defined below), each share of WPFC Series B Preferred Securities will be automatically exchanged for a depositary share representing 1/8th of a share of our Class A Preferred Stock, Series H, no par value and liquidation preference $200 per share (the “Series H Preferred Stock”).

“Exchange Event” means (1) Wachovia Bank, National Association (“Wachovia Bank”) is “undercapitalized” under the OCC’s “prompt corrective action” regulations, (2) Wachovia Bank being placed into conservatorship or receivership or (3) the OCC, in its sole discretion, directing such exchange in anticipation of Wachovia Bank becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by Wachovia Bank, and in connection therewith, directs such exchange.

Any Series G Preferred Stock or Series H Preferred Stock issued at the direction of the OCC following the occurrence of an Exchange Event would rank on a parity with the Series L Preferred Stock as to dividend rights and rights on our dissolution, winding-up and liquidation.

Pursuant to an issuance by Wachovia Capital Trust III of 2,500,000 5.80% Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities (the “Trust Securities”), Wachovia Capital Trust III received a contract to purchase our Series I Preferred Stock, from us on a date that we expect to be March 15, 2011 but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as March 15, 2012.

Any Series I Preferred Stock issued would rank on a parity with the Series L Preferred Stock as to dividend rights and rights on our dissolution, winding-up and liquidation.

Miscellaneous

Wachovia will at all times reserve and keep available out of the authorized and unissued shares of our common stock, solely for the issuance upon the conversion of the Series L Preferred Stock, that number of shares of our common stock as shall from time to time be issuable upon the conversion of all the Series L Preferred Stock then outstanding. Any shares of the Series L Preferred Stock converted into shares of our common stock or otherwise reacquired by us shall resume the status of authorized and unissued shares of Class A preferred stock, undesignated as to series, and shall be available for subsequent issuance.

All payments and distributions (or deemed distributions) on the Series L Preferred Stock (and on the shares of our common stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders.

Listing

We will apply to list the Series L Preferred Stock on the NYSE under the symbol “WBPrL.” If the application is approved, we expect trading to begin within 30 days of April 17, 2008, the date of initial delivery of the Series L Preferred Stock.

Wachovia Securities is a managing underwriter of the offering of the Series L Preferred Stock. After the distribution of the Series L Preferred Stock, due to certain regulatory restrictions arising from its affiliation with Wachovia, Wachovia Securities will not be able to make a market in the Series L Preferred Stock. Additionally, Wachovia Securities will not be able to effect any transactions for the account of any customers in the Series L Preferred Stock, except on a limited unsolicited basis. Other broker-dealers unaffiliated with Wachovia, including Goldman, Sachs & Co., will not be subject to such prohibitions.

Form of Series L Preferred Stock

The Series L Preferred Stock will be issued in book-entry form through DTC, as described in “Book-Entry System” in this prospectus supplement.

Conversion Agent, Transfer Agent and Registrar

American Stock Transfer and Trust Company will be the conversion agent, transfer agent, registrar and dividend disbursing agent and redemption agent for the Series L Preferred Stock.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for all of the Series L Preferred Stock. We will issue the Series L Preferred Stock only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. We will issue and deposit with DTC one or more fully-registered global certificates for the Series L Preferred Stock representing, in the aggregate, the total number of shares of Series L Preferred Stock to be sold in this offering.

DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, or “FINRA”. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of Series L Preferred Stock within the DTC system must be made by or through direct participants, who will receive a credit for the Series L Preferred Stock on DTC’s records. The ownership interest of each actual purchaser of each share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased Series L Preferred Stock. Transfers of ownership interests in Series L Preferred Stock are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Series L Preferred Stock, unless the book-entry system for Series L Preferred Stock is discontinued.

DTC has no knowledge of the actual beneficial owners of Series L Preferred Stock. DTC’s records reflect only the identity of the direct participants to whose accounts shares of Series L Preferred Stock are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as are in effect from time to time, will be governed by arrangements among them.

Although voting of the Series L Preferred Stock is limited to the holders of record of the Series L Preferred Stock, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote Series L Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the shares of Series L Preferred Stock are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the Series L Preferred Stock to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on the Series L Preferred Stock at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final certificates for the Series L Preferred Stock must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary).

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each share of Series L Preferred Stock.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and FINRA own DTC. Purchases of shares of Series L Preferred Stock within the DTC system must be made by or through direct participants who will receive a credit for shares of Series L Preferred Stock on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking S.A., Luxembourg (“Clearstream Banking SA”) and Euroclear Bank (“Euroclear”) (two international clearing systems that perform functions similar to those the DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit is participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

Payment

Payments in respect of the Series L Preferred Stock represented by the global securities will be made to DTC, which shall credit the relevant accounts at DTC on the payment dates or, in the case of certificated securities, if any, such payments will be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent is permitted to resign as paying agent upon 30 days’ written notice to us. In the event that the preferred stock transfer agent shall no longer be the paying agent, we will appoint a successor to act as paying agent (which must be a bank or trust company).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax and, for non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership, conversion and disposition of the Series L Preferred Stock and our common stock received in respect thereof as of the date hereof. Except where noted, this summary deals only with the Series L Preferred Stock and our common stock held as capital assets. As used herein, the term “U.S. holder” means a beneficial owner of the Series L Preferred Stock or our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the Series L Preferred Stock or our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

This summary is not a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding the Series L Preferred Stock or our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a person who is an investor in a pass-through entity;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

If a partnership holds the Series L Preferred Stock or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Series L Preferred Stock or our common stock, you should consult your own tax advisors.

This summary does not contain a detailed description of all the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase, ownership or disposition of the Series L Preferred Stock, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

Dividends. Distributions on the Series L Preferred Stock or our common stock will be dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates, as discussed below. Although we expect that our current and accumulated earnings and profits will be such that all distributions paid with respect to the Series L Preferred Stock or our common stock will qualify as dividends for U.S. federal income tax purposes, we cannot guarantee that result. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. To the extent that the amount of any distribution paid on the Series L Preferred Stock or our common stock exceeds our current and accumulated earnings and profits attributable to that share of the Series L Preferred Stock or our common stock, the distribution will be treated first as a tax-free return of capital and will be applied against and will reduce the U.S. holder’s adjusted tax basis (but not below zero) in that share of the Series L Preferred Stock or our common stock. This reduction in basis will increase any gain, or reduce any loss realized by the U.S. holder on the subsequent sale, redemption or other disposition of the Series L Preferred Stock or our common stock. The amount of any such distribution in excess of the U.S. holder’s adjusted tax basis will be taxed as capital gain. For purposes of the remainder of the discussion under this heading, it is assumed that distributions paid on the Series L Preferred Stock or our common stock will constitute dividends for U.S. federal income tax purposes.

If a U.S. holder is a corporation, dividends that are received by it will generally be eligible for a 70% dividends received deduction under the Code. However, the Code disallows this dividends received deduction in its entirety if the Series L Preferred Stock or our common stock with respect to which the dividend is paid is held by such U.S. holder for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the Series L Preferred Stock or our common stock becomes ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to any dividends on the Series L Preferred Stock that are attributable to periods in excess of 366 days.)

Under current law, if a U.S. holder is an individual or other non-corporate holder, dividends received by such U.S. holder generally will be subject to a reduced maximum tax rate of 15% for taxable years beginning before January 1, 2011, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction does not apply to dividends received to the extent that U.S. holders elect to treat the dividends as “investment income,” for purposes of the rules relating to the limitation on the deductibility of investment-related interest, which may be offset by investment expense. Furthermore, the rate reduction will also not apply to dividends that are paid to such holders with respect to the Series L Preferred Stock or our common stock that is held by the holder for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the Series L Preferred Stock or our common stock become ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to any dividends on the Series L Preferred Stock that are attributable to periods in excess of 366 days.)

In general, for purposes of meeting the holding period requirements for both the dividends received deduction and the reduced maximum tax rate on dividends described above, U.S. holders may not count towards their holding period any period in which they (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of the Series L Preferred Stock or our common stock, as the case may be, or substantially identical stock or securities, (b) are the grantor of an option to buy the Series L Preferred Stock or our common stock, as the case may be, or substantially identical stock or securities or (c) otherwise have diminished their risk of loss on the Series L Preferred Stock or our common stock, as the case may be, by holding one or more other positions with respect to substantially similar or related property. The U.S. Treasury regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is, including, without limitation, the beneficiary of a guarantee, surety agreement or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividends received deduction as well as the reduced maximum tax rate on dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders are advised to consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

U.S. holders that are corporations should consider the effect of Section 246A of the Code, which reduces the dividends received deduction allowed with respect to “debt-financed portfolio stock.” The Code also imposes a 20% alternative minimum tax on corporations. In some circumstances, the portion of dividends subject to the dividends received deduction will serve to increase a corporation’s minimum tax base for purposes of the determination of the alternative minimum tax. In addition, a corporate U.S. holder may be required to reduce its basis in stock with respect to certain “extraordinary dividends”, as provided under Section 1059 of the Code. U.S. holders should consult their own tax advisors in determining the application of these rules in light of their particular circumstances.

Sale or Other Disposition. A sale, exchange, or other disposition of the Series L Preferred Stock or our common stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and a U.S. holder’s adjusted tax basis in the Series L Preferred Stock or our common stock, as the case may be. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the Series L Preferred Stock or our common stock, as applicable, exceeds one year. Under current law, if a U.S. holder is an individual or other non-corporate holder, net long-term capital gain realized by such U.S. holder is subject to a reduced maximum tax rate of 15%. For taxable years beginning on or after January 1, 2011, the maximum rate is scheduled to return to the previously effective 20% rate. The deduction of capital losses is subject to limitations.

Conversion of the Series L Preferred Stock into Common Stock. As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series L Preferred Stock. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series L Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Series L Preferred Stock was held prior to conversion.

Cash received in lieu of a fractional share of our common stock will generally be treated as a payment in a taxable exchange for such fractional share of our common stock, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share of our common stock. Any cash received attributable to any declared and unpaid dividends on the Series L Preferred Stock will be treated as described above under “—U.S. Holders—Dividends.”

In the event a U.S. holder’s Series L Preferred Stock is converted pursuant to an election by the holder in the case of certain acquisitions (see “Description of the Series L Preferred Stock—Conversion Upon Certain Acquisitions” and “—Conversion Upon Fundamental Change”), or is converted pursuant to certain other transactions, including our consolidation or merger into another person (see “Description of the Series L Preferred Stock—Reorganization Events”), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. Each U.S. holder should consult its tax adviser to determine the specific tax treatment of a conversion under such circumstances.

Adjustment of Conversion Rate. The conversion rate of the Series L Preferred Stock is subject to adjustment under certain circumstances. U.S. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. holder of the Series L Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “—U.S. Holders—Dividends,” above, if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of a U.S. holder in our earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of common stock or in connection with certain acquisitions (see “Description of the Series L Preferred Stock—Conversion Upon Certain Acquisitions” and “—Conversion Upon Fundamental Change”) will generally give rise to a deemed taxable dividend to the holders of the Series L Preferred Stock to the extent of our current and accumulated earnings and profits. In addition, an adjustment to the conversion rate of the Series L Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Series L Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Information Reporting and Backup Withholding. In general, information reporting will apply to dividends in respect of the Series L Preferred Stock or our common stock and the proceeds from the sale, exchange or other disposition of the Series L Preferred Stock or our common stock that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

Dividends. Dividends (including any constructive distributions taxable as dividends) paid to a non-U.S. holder of the Series L Preferred Stock or our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of the Series L Preferred Stock or our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the Series L Preferred Stock or our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of the Series L Preferred Stock or our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Other Disposition. Any gain realized on the disposition of the Series L Preferred Stock or our common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional share of our common stock) generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Conversion into Common Stock. Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series L Preferred Stock, except with respect to any cash received in lieu of a fractional share of our common stock that is taxable as described above under “—Non-U.S. Holders—Sale or Other Disposition.”

Adjustment of Conversion Rate. As described above under “—U.S. Holders—Adjustment of Conversion Rate”, adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “—Non-U.S. Holders—Dividends.”

Federal Estate Tax

The Series L Preferred Stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Series L Preferred Stock or our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, or a “plan,” to acquire or hold the Series L Preferred Stock should consider whether an investment in the Series L Preferred Stock (and the common stock issuable upon conversion of the Series L Preferred Stock) would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, “Plans,” from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code, or “parties in interest,” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or “Similar Laws.”

The acquisition or holding of the Series L Preferred Stock (and the common stock issuable upon conversion of the Series L Preferred Stock) by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the Series L Preferred Stock (or such common stock) is acquired or held pursuant to and in accordance with an applicable exemption.

Accordingly, the Series L Preferred Stock (and the common stock issuable upon conversion of the Series L Preferred Stock) may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, or “PTCE,” such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase or holding of the Series L Preferred Stock (or such common stock) is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. Each purchaser or holder of the Series L Preferred Stock (and the common stock issuable upon conversion of the Series L Preferred Stock) or any interest therein, and each person making the decision to purchase or hold the Series L Preferred Stock (or such common stock) on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the Series L Preferred Stock (or the common stock issuable upon conversion of the Preferred Stock) to the date on which the purchaser disposes of its interest in the Series L Preferred Stock (or such common stock), that such purchaser and holder, by its purchase or holding of the Series L Preferred Stock (or such common stock) or any interest therein that (a) its purchase and holding of the Series L Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of the Series L Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of the Series L Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither Wachovia nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the Series L Preferred Stock (and the common stock issuable upon conversion of the Series L Preferred Stock) and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the Series L Preferred Stock. Each purchaser and holder of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the Preferred Stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Series L Preferred Stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement, dated April 14, 2008, with respect to the Series L Preferred Stock. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Series L Preferred Stock indicated in the following table. Wachovia Capital Markets, LLC and Goldman, Sachs & Co. are the representatives of the underwriters.

Underwriters	Number of Shares
Wachovia Capital Markets, LLC	1,750,000
Goldman, Sachs & Co.	1,330,000
Citigroup Global Markets Inc.	140,000
Credit Suisse Securities (USA) LLC	140,000
UBS Securities LLC	140,000

Total	3,500,000

The underwriters are committed to take and pay for all of the shares of Series L Preferred Stock being offered, if any are taken other than the shares of Series L Preferred Stock covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares of Series L Preferred Stock than the total number set forth in the table above, the underwriters have an option to buy up to an additional 525,000 shares of Series L Preferred Stock from Wachovia to cover such sales. They may exercise that option for 30 days. If any shares of Series L Preferred Stock are purchased pursuant to this option, the underwriters will severally purchase shares of Series L Preferred Stock in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by Wachovia Corporation. Such amounts are shown assuming both no exercise and the full exercise of the underwriters’ option to purchase 525,000 additional shares of Series L Preferred Stock.

Paid by Wachovia Corporation
	No Exercise	Full Exercise
Per share	$25	$25
Total	$87,500,000	$100,625,000

The Series L Preferred Stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Series L Preferred Stock sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to $15.00 per share. After the Series L Preferred Stock is released for sale to the public, the offering prices and other selling terms may from time to time be varied by the underwriters.

The underwriters intend to offer the Series L Preferred Stock for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Series L Preferred Stock for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

Prior to this offering, there has been no market for the shares of Series L Preferred Stock being offered. Wachovia intends to apply to list the Series L Preferred Stock on the NYSE. If approved, Wachovia expects trading of the Series L Preferred Stock on the NYSE to begin within the 30-day period after the original issue date.

In accordance with Regulation M under the United States Securities Exchange Act of 1934, Wachovia Capital Markets, LLC may over-allot or effect transactions that stabilize or cover, each of which is described below.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions involve purchases of shares of Series L Preferred Stock so long as the stabilizing bids do not exceed a specified maximum price.

•

Covering transactions involve exercises of the underwriters’ over-allotment option or purchases of shares of Series L Preferred Stock in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of shares of Series L Preferred Stock to be higher than it would otherwise be in the absence of such transactions. Wachovia Capital Markets, LLC is not required to engage in any of these activities and may end any of these activities at any time. Wachovia Capital Markets, LLC may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases shares of Series L Preferred Stock originally sold by that syndicate member.

Wachovia Capital Markets, LLC is an indirect, wholly owned subsidiary of Wachovia Corporation. Accordingly, the offering of the Series L Preferred Stock will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority, or “FINRA.” Wachovia Capital Markets, LLC may not confirm sales to any discretionary account without the prior specific written approval of a customer. Additionally, Wachovia Capital Markets, LLC is not permitted to and will not be publishing research reports or otherwise expressing opinions or providing recommendations regarding Wachovia Corporation, the Series L Preferred Stock or the common stock. Similarly, financial advisors employed by Wachovia Securities LLC or any of its affiliates will not be permitted to provide any advice in connection with managing any position in the Series L Preferred Stock or the common stock.

We have agreed, subject to certain exceptions with respect to, inter alia, stock options or other stock awards pursuant to our employee benefit and related plans and the concurrent Common Stock Offering, that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (other than the Series L Preferred Stock and shares of our common stock that may be issued upon the conversion thereof), without the prior consent of Wachovia Capital Markets, LLC and Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus supplement.

In addition, certain of our directors and executive officers have also agreed, subject to certain exceptions with respect to, inter alia, gifts, transfers to family members, estate planning transactions, transfers by operation of law, to satisfy tax obligations and to satisfy pledges of shares of our common stock that existed prior to the date of the prospectus supplement, that such directors and executive officers will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock without the prior consent of Wachovia Capital Markets, LLC and Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus supplement.

Each of the underwriters may arrange to sell Series L Preferred Stock in certain jurisdictions outside the United States through affiliates, either directly where they are permitted to do so or through affiliates. In that regard, Wachovia Capital Markets, LLC may arrange to sell the Series L Preferred Stock in certain jurisdictions through an affiliate, Wachovia Securities International Limited, or “WSIL.” WSIL is a wholly-owned indirect subsidiary of Wachovia Corporation and an affiliate of Wachovia Capital Markets, LLC. WSIL is a UK incorporated investment firm regulated by the Financial Services Authority. Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its affiliates, including Wachovia Capital Markets, LLC and WSIL.

Each of the underwriters has represented and agreed that:

(a) it has communicated or caused to be communicated and will communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) received by it in connection with the issue or sale of Series L Preferred Stock only in circumstances in which Section 21(1) of the FSMA does not apply to Wachovia; and

(b) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series L Preferred Stock in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State,” each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date,” it has not made and will not make an offer of shares of Series L Preferred Stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Series L Preferred Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of Series L Preferred Stock to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by Wachovia of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Series L Preferred Stock to the public” in relation to any shares of Series L Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series L Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe the Series L Preferred Stock, as the same may be varied in that Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This document has not been prepared in the context of a public offering of securities in France (appel public à l’épargne) within the meaning of Article L.411-1 and seq. of the French Code monétaire et financier and Articles 211-1 and seq. of the Autorité des marchés financiers, or “AMF,” regulations and has therefore not been submitted to the AMF for prior approval or otherwise. The Series L Preferred Stock not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this document nor any other offering material relating to the Series L Preferred Stock has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) on the condition that no such document nor any other offering material relating to the Series L Preferred Stock shall be delivered by then to any person nor reproduced (in whole or in part). Such “qualified investors” are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The Series L Preferred Stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the Series L Preferred Stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of Series L Preferred Stock in Switzerland.

The Series L Preferred Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series L Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of Series L Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The Series L Preferred Stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, or amended), or the “FIEL,” and we will not offer or sell any shares of Series L Preferred Stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of Series L Preferred Stock may not be circulated or distributed, nor may the Series L Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the

“SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of Series L Preferred Stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Series L Preferred Stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

No authorization before the Argentine Comisión Nacional de Valores to publicly offer the Series L Preferred Stock in Argentina was requested. Therefore, the Series L Preferred Stock cannot be publicly offered in Argentina.

For purposes of Brazilian securities law, this offer of securities is addressed to you personally upon your request and for your sole benefit, and it is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent. This offer of securities is not to be deemed a public offer in Brazil under any circumstances.

The Series L Preferred Stock has not been registered in the Securities Registry (Registro de Valores) of the Chilean Superintendency of Securities and Insurance (Superintendencia de Valores y Seguros) and, therefore, Series L Preferred Stock may not be publicly offered or sold in Chile.

The Series L Preferred Stock has not been and will not be registered with the National Registry of Securities maintained by the National Banking and Securities Commission and may not be publicly offered in Mexico, except pursuant to the following exemptions: (1) sales that are part of an offering exclusively made to qualified investors or institutional investors, who are high net worth individuals or companies; (2) offers and sales of equity securities of an entity not directed to more than 100 persons; (3) offers and sales made pursuant to the terms and conditions of an employee benefit plan of the issuer of the securities or the entities controlled by it; or (4) offers and sales made to shareholders or members of entities which principal corporate purpose is to render services to said individuals.

Wachovia estimates that its total out-of-pocket expenses, excluding underwriting commissions, for the offering of the Series L Preferred Stock will be approximately $300,000.

Wachovia has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Wachovia Capital Markets, LLC is an indirect, wholly owned subsidiary of Wachovia. Wachovia conducts its retail brokerage, investment banking, institutional and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities.” Any reference in this prospectus supplement to “Wachovia Securities” means Wachovia Capital Markets, LLC and not Wachovia Securities, LLC, unless otherwise mentioned or unless the context requires otherwise.

In compliance with guidelines of the FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed eight percent of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

From time to time, the underwriters engage in transactions with Wachovia in the ordinary course of business. The underwriters have performed investment banking services for it in the last two years and have received fees for these services. In addition, certain of the underwriters are serving as underwriters of the concurrent Common Stock Offering.

Stamp Taxes

Purchasers of the Series L Preferred Stock offered by this prospectus supplement may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

VALIDITY OF SECURITIES

The validity of the Series L Preferred Stock will be passed upon for Wachovia by Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, and Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia, and the validity of the Series L Preferred Stock will be passed upon for the underwriters by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York. Simpson Thacher & Bartlett LLP and Sullivan & Cromwell LLP will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law. Mr. Jeffries owns shares of our common stock and holds options to purchase additional shares of our common stock. Simpson Thacher & Bartlett LLP and Sullivan & Cromwell LLP regularly perform legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of our common stock.

EXPERTS

Our consolidated balance sheets as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, included in our 2007 Annual Report, which is incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 consolidated financial statements of Wachovia Corporation refers to the fact that Wachovia Corporation changed its method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance in 2007 and changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

(704) 374-6565

WACHOVIA CORPORATION

COMMON STOCK

PREFERRED STOCK

CLASS A PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “WB.”

These securities have not been approved or disapproved by the SEC, any state securities commission or the Commissioner of Insurance of the state of North Carolina nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and may involve investment risks.

This prospectus is dated April 14, 2008

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC. We may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	common stock;

•	preferred stock;

•	Class A preferred stock;

•	depositary shares;

•	debt securities; and

•	warrants.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

One or more of our subsidiaries, including Wachovia Capital Markets, LLC, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Wachovia Capital Markets, LLC and Wachovia Securities, LLC, another of our subsidiaries, each conduct business under the name “Wachovia Securities.” Any reference in this prospectus to “Wachovia Securities” means Wachovia Capital Markets, LLC, and not Wachovia Securities, LLC, unless otherwise mentioned or unless the context requires otherwise.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Wachovia,” “we,” “us,” “our,” or similar references mean Wachovia Corporation and its subsidiaries.

Debt Securities

The distribution of this prospectus and the offering of the debt securities in certain other jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or an invitation on Wachovia’s behalf or on behalf of the underwriters or any of them to subscribe to or purchase, any of the debt securities. This prospectus may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Please refer to the section entitled “Plan of Distribution.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-10000);

•	Current Reports on Form 8-K dated January 22, 2008, February 8, 2008, February 25, 2008 and April 14, 2008 (File No. 001-10000);

•

The description of our common stock set forth in the registration statement on Form 8-A12B filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purposes of updating this description; and

•

The description of our Shareholder Protection Rights Agreement, contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purposes of updating this description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, through Wachovia’s website, www.wachovia.com/investor or by writing to or telephoning us at the following address:

Wachovia Corporation Investor Relations One Wachovia Center 301 South College Street Charlotte, North Carolina 28288-0206 (704) 374-6782

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus and accompanying prospectus supplements contain or incorporate statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “projected,” “intends to,” or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this prospectus, applicable prospectus supplements or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” above.

WACHOVIA CORPORATION

Wachovia was incorporated under the laws of North Carolina in 1967 and is registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. The merger of the former Wachovia Corporation and First Union Corporation was effective September 1, 2001. First Union Corporation changed its name to “Wachovia Corporation” on the date of the merger.

We provide a wide range of commercial and retail banking and trust services through full-service banking offices in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. Our primary banking affiliate, Wachovia Bank, National Association (“WBNA”), operates a substantial majority of these banking offices, except those in Delaware, which are operated by Wachovia Bank of Delaware, National Association, and except certain branch offices in Florida, New Jersey and Texas, which are operated by Wachovia Mortgage, FSB (formerly named World Savings Bank, FSB). We also provide various other financial services, including mortgage banking, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through other subsidiaries. Our retail securities brokerage business is conducted through Wachovia Securities, LLC, and operates in 49 states.

Our principal executive offices are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0013 (telephone number (704) 374-6565).

Since the 1985 Supreme Court decision allowing interstate banking expansion, we have concentrated our efforts on building a large, diversified financial services organization, primarily doing business in the eastern region of the United States. Since November 1985, we have completed over 100 banking-related acquisitions.

Our business focus is on generating improved core earnings growth from our four key businesses, including Capital Management, the General Bank, Wealth Management, and the Corporate and Investment Bank. We will continue to evaluate our operations and organizational structures to ensure they are closely aligned with our goal of maximizing performance in our core business lines. When consistent with our overall business strategy, we may consider the disposition of certain assets, branches, subsidiaries or lines of business. We routinely explore acquisition opportunities, particularly in areas that would complement our core business lines, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected.

USE OF PROCEEDS

Wachovia currently intends to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	reducing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as mentioned in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

CONSOLIDATED EARNINGS RATIOS

The following table provides Wachovia’s consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends:

	Years Ended December 31,
	2007	2006	2005	2004	2003
Consolidated Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	1.77x	2.40x	2.90x	3.83x	3.63x
Including interest on deposits	1.36x	1.66x	1.92x	2.37x	2.30x

For purposes of computing these ratios

•	earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principles, plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

One-third of rents is used because it is the proportion deemed representative of the interest factor.

The preferred stock dividend amount represents pre-tax earnings required to cover dividends on preferred stock.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines Wachovia. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Wachovia, please refer to Wachovia’s annual report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Wachovia’s earnings are affected by actions of the Federal Reserve Board; the Office of Comptroller of the Currency, which regulates our banking subsidiaries; the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

Wachovia’s earnings are also affected by general economic conditions, our management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Wachovia’s business.

Depository institutions, like Wachovia’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Wachovia also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Wachovia’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

DESCRIPTION OF COMMON STOCK

The following information outlines some of the provisions in Wachovia’s articles of incorporation, bylaws and the North Carolina Business Corporation Act (the “NCBC Act”). This information is qualified in all respects by reference to the provisions of Wachovia’s articles, bylaws and the NCBC Act.

Authorized Common Stock

Wachovia’s authorized common stock consists of 3,000,000,000 shares of common stock, par value $3.33 1/3 per share. As of March 31, 2008, 1,991,918,729 shares of common stock were issued and outstanding. Wachovia’s common stock is listed on the New York Stock Exchange under the symbol “WB.”

In connection with issuances of trust preferred securities through Wachovia Capital Trust IV, Wachovia Capital Trust IX and Wachovia Capital Trust X, Wachovia is required to use commercially reasonable efforts to seek stockholder approval to increase the number of Wachovia’s authorized shares of common stock if the number of its authorized and unissued shares of common stock falls below levels specified in the related agreements. Wachovia anticipates that its remaining authorized and unissued shares may approach or reach those levels. Accordingly, Wachovia expects to seek stockholder approval to increase the authorized number of shares of its common stock at its 2009 annual stockholders’ meeting.

General

Subject to the prior rights of any Wachovia preferred stockholder, Class A preferred stockholder and depositary shareholder then outstanding, common stockholders are entitled to receive such dividends as Wachovia’s board of directors may declare out of funds legally available for these payments. In the event of liquidation or dissolution, common stockholders are entitled to receive Wachovia’s net assets remaining after paying all liabilities and after paying all preferred stockholders, Class A preferred stockholders and depositary shareholders the full preferential amounts to which those holders are entitled.

Pursuant to an indenture between Wachovia and Wilmington Trust Company, as trustee, and an indenture between Wachovia and U.S. Bank, National Association, as trustee, in each case under which Wachovia junior subordinated debt securities were issued, Wachovia agreed that it generally will not pay any dividends on, or acquire or make a liquidation payment relating to, any of Wachovia’s common stock, preferred stock and Class A preferred stock, if, at any time, there is a default under the respective indenture or a related Wachovia guarantee or Wachovia has deferred interest payments on the securities issued under the respective indenture. In connection with a corporate reorganization of a Wachovia subsidiary, The Money Store LLC, Wachovia agreed that it could declare or pay a dividend on Wachovia common stock only after quarterly distributions of an estimated $1.8 million have been paid in full on The Money Store LLC preferred units for each quarterly period occurring prior to the proposed common stock cash dividend.

Subject to the prior rights of any preferred stockholders, Class A preferred stockholders and depositary shareholders, common stockholders have all voting rights, each share being entitled to one vote on all matters requiring stockholder action and in electing directors. Common stockholders have no preemptive, subscription or conversion rights. All of the outstanding shares of common stock are, and any common stock issued and sold hereunder will be, fully paid and nonassessable.

American Stock Transfer & Trust Company is the transfer agent, registrar and dividend disbursement agent for the common stock.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the common stock.

Rights Plan

Under Wachovia’s Shareholder Protection Rights Agreement, between Wachovia and Wachovia Bank, National Association, as rights agent, each outstanding common stock share has a right attached to it. This right remains attached unless a separation time occurs. At separation time, common stockholders will receive separate certificates for these rights. Each right entitles its owner to purchase at separation time one one-hundredth of a share of a participating series of Class A preferred stock for $105. This series of Class A preferred stock would have economic and voting terms similar to those of one common stock share. Separation time would generally occur at the earlier of the following two dates:

•	the tenth business day after any person commences a tender or exchange offer that, if completed, would entitle that person to 10% or more of Wachovia’s outstanding common stock; or

•	the tenth business day after Wachovia publicly announces that a person has acquired beneficial ownership of 10% or more of Wachovia’s outstanding common stock.

These rights will not trade separately from the shares of common stock until the separation time occurs, and may be exercised on the business day immediately after the separation time. The rights will expire at the earliest of:

•	the date on which Wachovia’s board of directors elects to exchange the rights for Wachovia common stock shares as described below;

•	the close of business on December 28, 2010, unless extended by our board of directors; or

•	the date on which the rights are terminated as described below.

Once Wachovia publicly announces that a person has acquired 10% of Wachovia’s outstanding common stock, Wachovia can allow for rights holders to buy our common stock for half of its market value. For example, Wachovia would sell to each rights holder common stock shares worth $210 for $105 in cash. At the same time, any rights held by the 10% owner or any of its affiliates, associates or transferees will be void. In addition, if Wachovia is acquired in a merger or other business combination after a person has become a 10% owner, the rights held by stockholders would become exercisable to purchase the acquiring company’s common stock for half of its market value.

In the alternative, Wachovia’s board of directors may elect to exchange all of the then outstanding rights for shares of common stock at an exchange ratio of two common stock shares for one right. Upon election of this exchange, a right will no longer be exercisable and will only represent a right to receive two common stock shares.

If Wachovia is required to issue common stock shares upon the exercise of rights, or in exchange for rights, the board may substitute shares of participating Class A preferred stock. The substitution will be at a rate of two one-hundredths of a share of participating Class A preferred stock for each right exchanged.

The rights may be terminated without any payment to holders before their exercise date. The rights have no voting rights and are not entitled to dividends.

The rights will not prevent a takeover of Wachovia. The rights, however, may cause substantial dilution to a person or group that acquires 10% or more of common stock unless Wachovia’s board first terminates the rights. Nevertheless, the rights should not interfere with a transaction that is in Wachovia’s and its stockholders’ best interests because the rights can be terminated by the board before that transaction is completed.

The complete terms of the rights are contained in the Shareholder Protection Rights Agreement. This agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the description above is qualified entirely by that document. A copy of this agreement can be obtained upon written request to Wachovia Bank, National Association, 301 South College Street, Charlotte, North Carolina 28288-0206.

Other Provisions

Wachovia’s articles and bylaws contain various provisions which may discourage or delay attempts to gain control of Wachovia. Wachovia’s articles include provisions:

•	authorizing the board of directors to fix the size of the board between nine and 30 directors;

•	authorizing directors to fill vacancies on the board occurring between annual stockholder meetings, except that vacancies resulting from a director’s removal by a stockholder vote may only be filled by a stockholder vote;

•	providing that directors may be removed only for a valid reason and only by majority vote of shares entitled to vote in electing directors, voting as a single class;

•	authorizing only the board of directors, Wachovia’s Chairman or President to call a special meeting of stockholders, except for special meetings called under special circumstances for classes or series of stock ranking superior to common stock; and

•	requiring an 80% stockholder vote by holders entitled to vote in electing directors, voting as a single class, to alter any of the above provisions.

Wachovia’s bylaws include specific conditions under which business may be transacted at annual stockholders’ meetings, and persons may be nominated for election as Wachovia directors at annual stockholders’ meetings.

The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition; and

•	within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as Wachovia, would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of the outstanding common stock of Wachovia. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common stock. Obtaining “control” over Wachovia would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a bank holding company voting securities class;

•	the ability to elect a majority of the bank holding company’s directors; or

•	the ability otherwise to exercise a controlling influence over the bank holding company’s management and policies.

Two North Carolina shareholder protection statutes adopted in 1987, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by these statutes. Wachovia elected not to be covered by these statutes.

In addition, in certain instances the ability of Wachovia’s board to issue authorized but unissued shares of common stock, preferred stock or Class A preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in Wachovia being less attractive to a potential acquiror, or result in Wachovia stockholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

DESCRIPTION OF PREFERRED STOCK AND CLASS A PREFERRED STOCK

The following information outlines some of the provisions of the preferred stock and the Class A preferred stock. This information may not be complete in all respects and is qualified entirely by reference to Wachovia’s articles of incorporation, as amended, or articles, with respect to each series of preferred stock or Class A preferred stock. Our articles are, and any amendments to the articles will be, incorporated by reference in the registration statement of which this prospectus is a part for the issuance of any series of preferred stock or Class A preferred stock. This information relates to terms and conditions that apply to the preferred stock as a class and the Class A preferred stock as a class. The specific terms of any series of preferred stock or Class A preferred stock will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms described below.

Authorized Preferred Stock

Wachovia’s authorized preferred stock consists of 10,000,000 shares of preferred stock, no-par value, 40,000,000 shares of Class A preferred stock, no-par value and 500,000,000 Dividend Equalization Preferred shares, no par value. As of March 31, 2008, no shares of preferred stock, 2,300,000 shares of Class A preferred stock, Series J and 3,500,000 shares of Class A preferred stock, Series K were issued and outstanding, and approximately 97 million Dividend Equalization Preferred shares were issued and outstanding in connection with the merger of the former Wachovia Corporation and First Union Corporation. The Dividend Equalization Preferred shares are not being offered by this prospectus and have no further dividend rights and a liquidation preference of $0.01 per share.

General

Under Wachovia’s articles, the preferred stock and the Class A preferred stock may be issued from time to time in one or more series, upon board authorization and without stockholder approval. Within certain legal limits, the board is authorized to determine the:

•	voting powers;

•	designation;

•	preferences and relative, participating, optional or other rights;

•	qualifications, limitations or restrictions, including any:

•	dividend rights;

•	conversion rights;

•	exchange rights;

•	redemption rights;

•	liquidation preferences;

•	voting rights; and

•	the designation and number of shares and the terms and conditions of their issuance of any series of preferred stock or Class A preferred stock. Thus, the board, without stockholder approval, could authorize preferred stock or Class A preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common stockholders or other outstanding series of preferred stock or Class A preferred stock.

Each series of preferred stock or Class A preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock or Class A preferred stock. The relevant prospectus supplement will describe the following terms of the series of preferred stock or Class A preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of Wachovia; and

•	any other terms of that series.

Under the indenture between Wachovia and Wilmington Trust Company, as trustee, Wachovia agreed that it generally will not pay any dividends on, or acquire or make a liquidation payment relating to, any of Wachovia’s common stock, preferred stock and Class A preferred stock, if, at any time, there is a default under the indenture or a related Wachovia guarantee or Wachovia has delayed interest payments on the securities issued under the indenture.

Shares of preferred stock and Class A preferred stock, when issued against full payment of their purchase price, will be fully paid and nonassessable. The liquidation preference of any series of preferred stock or Class A preferred stock does not necessarily indicate the price at which shares of that series of preferred stock or Class A preferred stock will actually trade on or after the issue date.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the preferred stock.

Rank

Each series of preferred stock and Class A preferred stock will, with respect to dividend rights and rights upon Wachovia’s liquidation, dissolution or winding up, rank prior or superior to common stock. All shares of each series of preferred stock will be of equal rank with each other. Shares of Class A preferred stock will rank equal or junior to, but not prior or superior to, any series of preferred stock. Subject to the foregoing and the terms of any particular Class A preferred stock series, Class A preferred stock series may vary as to priority within that class.

Dividends

Holders of each series of preferred stock and Class A preferred stock will be entitled to receive, when, as and if Wachovia’s board declares, cash dividends, payable at the dates and at the rates per share as described in the relevant prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or noncumulative, as described in the relevant prospectus supplement. If dividends on a series of preferred stock or Class A preferred stock are noncumulative and if Wachovia’s board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock or Class A preferred stock will have no right to receive a dividend for that dividend period, and Wachovia will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock or Class A preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the relevant prospectus supplement.

Full dividends may not be paid on any series of preferred stock or Class A preferred stock ranking as to dividends equal or junior to the series of preferred stock or Class A preferred stock offered by the relevant prospectus supplement for any period unless full dividends for the immediately preceding dividend period on that offered stock, including any accumulation of unpaid dividends, if dividends on such offered stock are cumulative, are paid. When dividends are not paid in full upon such offered stock and any other parity stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the offered stock, including any accumulated unpaid dividends, if dividends on such offered stock are cumulative, and accrued dividends, including any accumulations on such parity stock, bear to each other. No interest will be payable in respect of any dividend payment on such offered stock that may be in arrears. Unless full dividends on the offered stock have been paid for the immediately preceding dividend period, including any accumulated dividends, if dividends on such offered stock are cumulative:

•	no cash dividend or distribution (other than in junior stock) may be paid on junior stock (including common stock);

•	Wachovia may not acquire any junior stock except by conversion into or exchange for junior stock; and

•	Wachovia may not acquire any parity stock otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the offered stock and such parity stock, except by conversion into or exchange for junior stock.

Any dividend payment made on a preferred stock or Class A preferred stock series will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series that remains payable.

Redemption

The terms on which any series of preferred stock or Class A preferred stock may be redeemed will be in the relevant prospectus supplement. All shares of preferred stock or Class A preferred stock that Wachovia redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock or Class A preferred stock, as the case may be, undesignated as to series.

Liquidation

In the event of Wachovia’s voluntary or involuntary liquidation, dissolution or winding up, preferred stockholders or Class A preferred stockholders will be entitled, subject to creditors’ rights, but before any distribution to common stockholders or any other junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share as mentioned in the relevant prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock or Class A preferred stock are cumulative. If the amounts available for distribution upon Wachovia’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock or Class A preferred stock and all stock ranking equal to that preferred stock or Class A preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock or Class A preferred stock will not be entitled to any further participation in any distribution of Wachovia’s assets.

Voting

The voting rights of preferred stock or Class A preferred stock of any series will be described in the relevant prospectus supplement. The shares of any series of preferred stock having voting rights may not have more than one vote per share. The shares of any series of Class A preferred stock having voting rights will have the number of votes per share, which may be more or less than one, as are specified in the amendment to Wachovia’s articles with respect to that series and in the relevant prospectus supplement.

The NCBC Act provides that, regardless of whether a class or series of shares is granted voting rights by the terms of Wachovia’s articles, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to Wachovia’s articles and certain other fundamental changes to Wachovia that directly affect that class or series.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock or Class A preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over Wachovia) may then be subject to regulation as a bank holding company. In addition, in that event:

•	any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of any series of preferred stock or Class A preferred stock; and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act to acquire 10% or more of that series of preferred stock or Class A preferred stock.

Conversion or Exchange

The terms on which preferred stock or Class A preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the relevant prospectus supplement.

Other Rights

The shares of a series of preferred stock or Class A preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the relevant prospectus supplement, Wachovia’s articles, or as otherwise required by law. The holders of preferred stock and Class A preferred stock will not have any preemptive rights to subscribe to any Wachovia securities.

Title

Wachovia, the transfer agent and registrar for a series of preferred stock or Class A preferred stock, and any of their agents, may treat the registered owner of that preferred stock or Class A preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock or Class A preferred stock is overdue and despite any notice to the contrary, for any purpose. See also “Global Securities.”

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for each series of preferred stock or Class A preferred stock will be named in the relevant prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following information outlines some of the provisions of the deposit agreement, the depositary shares and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock or Class A preferred stock. The specific terms of any series of depositary shares will be described in the relevant prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

Wachovia may elect to offer fractional interests in shares of preferred stock or Class A preferred stock, instead of whole shares of preferred stock or Class A preferred stock. If so, Wachovia will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest as described in the relevant prospectus supplement, of a share of preferred stock or Class A preferred stock.

The shares of the preferred stock or the Class A preferred stock series underlying any depositary shares will be deposited under a separate deposit agreement between Wachovia and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The relevant prospectus supplement relating to a series of depositary shares will mention the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock or the Class A preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock or Class A preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the relevant deposit agreement.

Pending the preparation of definitive depositary receipts, a depositary may, upon Wachovia’s order, issue temporary depositary receipts substantially identical to and entitling their holders to all the rights pertaining to the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and the temporary depositary receipts will be exchangeable for definitive depositary receipts at Wachovia’s expense.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock or the Class A preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with Wachovia’s approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights Wachovia offers to preferred stockholders or the Class A preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series or Class A preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series or Class A preferred stock series on the basis described in the relevant prospectus supplement, but holders of those whole preferred stock shares or Class A preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series or Class A preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation

The terms on which the depositary shares relating to the preferred stock or the Class A preferred stock of any series may be redeemed, and any amounts distributable upon Wachovia’s liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Conversion and Exchange

If any series of preferred stock or Class A preferred stock is subject to conversion or exchange, the rights or obligations of each record holder of depositary shares to convert or exchange the depositary shares will be described in the relevant prospectus supplement.

Voting

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receiving notice of any meeting at which preferred stockholders or Class A preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock or Class A preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock or Class A preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares or Class A preferred stock shares underlying those depositary shares according to those instructions, and Wachovia will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to such preferred stock or Class A preferred stock, it will abstain from voting those preferred stock shares or Class A preferred stock shares, unless otherwise mentioned in the relevant prospectus supplement.

Amendment and Termination of Depositary Agreement

The depositary receipt form evidencing the depositary shares and the relevant deposit agreement may be amended by Wachovia and the depositary. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless a majority of the outstanding depositary shareholders approve that amendment. Wachovia or the depositary may terminate a deposit agreement only if:

•	Wachovia has redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock or Class A preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution in respect of the preferred stock or the Class A preferred stock of the relevant series in connection with Wachovia’s liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

Wachovia will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock or the Class A preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges, with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all Wachovia reports and communications that Wachovia is required to furnish to preferred stockholders or Class A preferred stockholders of the relevant series.

Neither any depositary nor Wachovia will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of Wachovia and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, preferred stock or Class A preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock or Class A preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

Wachovia, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Global Securities.”

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to Wachovia notice of its election, and Wachovia may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

General

The following information outlines some of the provisions of the indentures and the debt securities. This information may not be complete in all respects, and is qualified entirely by reference to the indenture under which the debt securities are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the debt securities. The specific terms of any series of debt securities will be described in the relevant prospectus supplement. As you read this section, please remember that the specific terms of the debt securities will supplement and, if applicable, may modify or replace the general terms described in this section. If your prospectus supplement is inconsistent with this prospectus, your prospectus supplement will control with regard to that debt security. Thus, the statements we make in this section may not apply to your debt security.

Senior debt securities will be issued under an indenture, dated as of April 1, 1983, as amended and supplemented, between Wachovia and The Bank of New York (as successor in interest to JPMorgan Chase Bank, National Association), as trustee. Subordinated debt securities will be issued under an indenture, dated as of March 15, 1986, as amended, and supplemented, between Wachovia and The Bank of New York (as successor to J.P. Morgan Trust Company, National Association), as trustee. Each of the senior and the subordinated debt securities constitutes a single series of debt securities of Wachovia issued under the senior and the subordinated indenture, respectively. The provisions of each indenture allow us to issue debt securities with terms different from those of debt securities previously issued under that indenture, and to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The term “debt securities,” as used in this prospectus, refers to all debt securities issued and issuable from time to time under the relevant indenture. The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. These indentures are more fully described below in this section. Whenever we refer to specific provisions or defined terms in one or both of the indentures, those provisions or defined terms are incorporated in this prospectus by reference. Section references used in this discussion are references to the relevant indenture. Capitalized terms which are not otherwise defined shall have the meaning given to them in the relevant indenture.

The debt securities will be Wachovia’s direct, unsecured obligations. The debt securities will not be deposits or other bank obligations and will not be FDIC insured.

The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities which may be issued under the indentures and provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at par or at a discount. (Section 301) The indentures provide that there may be more than one trustee under the indentures with respect to different series of debt securities. As of December 31, 2007, $25.3 billion aggregate principal amount of senior debt securities was outstanding under the senior indenture. The senior trustee is trustee for such series. As of December 31, 2007, $8.5 billion aggregate principal amount of subordinated debt securities was outstanding under the subordinated indenture. The subordinated trustee is trustee for such series.

The indentures do not limit the amount of other debt that Wachovia may issue and do not contain financial or similar restrictive covenants. As of December 31, 2007, Wachovia had an aggregate of $8.0 billion of short-term senior indebtedness outstanding which consisted primarily of commercial paper. Wachovia expects from time to time to incur additional senior indebtedness and Other Financial Obligations (as defined below). The indentures do not prohibit or limit additional senior indebtedness or Other Financial Obligations.

Because Wachovia is a holding company and a legal entity separate and distinct from its subsidiaries, Wachovia’s rights to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the holders of debt securities’ ability to benefit indirectly from such distribution, would be subject to prior creditors’ claims, except to the extent that Wachovia itself may be a creditor of that subsidiary with recognized claims. Claims on Wachovia’s subsidiary banks by creditors other than Wachovia include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving Wachovia. Accordingly, Wachovia’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of Wachovia’s subsidiaries, including liabilities under bank products issued by Wachovia’s banking subsidiaries, and an investor in debt securities should look only to Wachovia’s assets for payment thereunder.

The following information relating to the debt securities will be described in the relevant prospectus supplement:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities and the percentage of such principal amount at which they may be issued;

•	the date on which the principal of the debt securities must be paid;

•	the interest rates per annum of the debt securities, the method of determining these rates, the day count used to calculate interest payments for any period, the calculation agent, the dates from which the interest will accrue, the interest payment dates, the regular record date for the interest payable on any interest payment date, the person to whom any payment must be made, if other than the person in whose name that debt security is registered on the regular record date for such interest, and the payment method of any interest payable on a global debt security on an interest payment date;

•	if other than the location specified in this prospectus, the place where any principal, premium or interest on the debt securities must be paid;

•	any redemption and any mandatory or optional sinking fund provisions;

•	any repayment provision;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the debt securities shall be issued;

•	if other than the principal amount, the portion of the debt securities’ principal amount which will be payable upon an acceleration of their maturity;

•	the currency or currency unit of payment of principal, premium, if any, and interest on the debt securities, and any index used to determine the amount of payment of principal, premium, if any, and interest on these debt securities;

•	whether the debt securities will be issued in permanent global form and, in such case, the initial depositary and the circumstances under which such permanent global debt security may be exchanged;

•	whether the subordination provisions summarized below or other subordination provisions, including a different definition of “senior indebtedness,” “Entitled Persons,” “Existing Subordinated Indebtedness” or “Other Financial Obligations” will apply to the debt securities;

•	the terms and conditions of any obligation or right of Wachovia or a holder to convert or exchange subordinated debt securities into other securities; and

•	any other key aspects of the debt securities not specified in this prospectus. (Section 301)

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the debt securities.

Unless otherwise described in the relevant prospectus supplement, principal, premium, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the Corporate Trust Office of Wachovia Bank, National Association in Charlotte, North Carolina except that interest may be paid at Wachovia’s option by check mailed to the address of the holder entitled to it as it appears on the security register. (Sections 301, 305 and 1002)

Unless otherwise described in the relevant prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiples of $1,000. (Section 302) The indentures provide that debt securities of any series may be issued in permanent global form (Section 301) and, unless otherwise described in the relevant prospectus supplement, debt securities will be issued in permanent global form. See “Global Securities.” No service charge will be made for any registration of transfer or exchange of the debt securities, but Wachovia may require payment to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 305)

Both senior debt securities and subordinated debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations that apply to any original issue discount securities will be described in the relevant prospectus supplement. The term “original issue discount security” means any security which provides for an amount less than its principal amount to be due and payable upon the acceleration of its maturity in accordance with the related indenture. (Section 101)

We refer to the relevant prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon a continuing event of default.

No Sinking Fund

Unless stated otherwise in the prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the prospectus supplement will indicate the redemption price and the method for redemption as well as any other applicable redemption terms.

Repayment

The prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the prospectus supplement will indicate our cost to repay the debt securities and the procedure for repayment as well as any other applicable repayment terms.

Repurchase

We, or our affiliates, may repurchase debt securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Reopenings

We have the ability to “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may begin to bear interest at a different date and they may be offered or sold at prices that are different from the original offering or sale of the same series of debt securities depending on then- prevailing market conditions.

Subordination of the Subordinated Debt Securities

Wachovia’s obligations to make any payment of the principal and interest on any subordinated debt securities will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of Wachovia’s senior indebtedness. Unless otherwise specified in the prospectus supplement relating to a specific series of subordinated debt securities, Wachovia’s “senior indebtedness” is defined in the subordinated indenture to mean the principal of, premium and interest, if any, on:

•	all Wachovia indebtedness for money borrowed, including indebtedness Wachovia guarantees, other than the subordinated debt securities, whether outstanding on the date of execution of the indenture or incurred afterward, except:

•	any obligations on account of Existing Subordinated Indebtedness, and

•	indebtedness as is by its terms expressly stated to be not superior in payment right to the subordinated debt securities or to rank equal to the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such senior indebtedness. (Section 101 of the subordinated indenture)

The payment of the principal and interest on the subordinated debt securities will, to the extent described in the subordinated indenture, be subordinated in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the prospectus supplement relating to the specific series of subordinated debt securities, in certain events of insolvency, the payment of the principal and interest on the subordinated debt securities, other than subordinated debt securities that are also Existing Subordinated Indebtedness, will, to the extent described in the subordinated indenture, also be effectively subordinated in payment right to the prior payment of all Other Financial Obligations. Upon any payment or distribution of assets to creditors under Wachovia’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated debt securities holders will be entitled to receive any payment in respect of the principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated debt securities (defined in the subordinated indenture as “Excess Proceeds”) and if, at that time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment of all amounts due on such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay these Other Financial Obligations before any payment may be applied to the subordinated debt securities which are not Existing Subordinated Indebtedness. In the event of the acceleration of the maturity of any subordinated debt securities, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated debt securities holders will be entitled to receive any payment upon the principal of or interest on their subordinated debt securities. (Sections 1403, 1404 and 1413 of the subordinated indenture)

By reason of such subordination in favor of senior indebtedness holders, in the event of insolvency, Wachovia’s creditors who are not senior indebtedness holders or subordinated debt securities holders may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated debt securities holders. By reason of the obligation of subordinated debt securities holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect to Other Financial Obligations, in the event of insolvency, Existing Subordinated Indebtedness holders may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the subordinated debt securities holders (other than Existing Subordinated Indebtedness).

Unless otherwise specified in the prospectus supplement relating to the particular subordinated debt securities series offered by it, “Existing Subordinated Indebtedness” means subordinated debt securities issued under the subordinated indenture prior to November 15, 1992. (Section 101 of the subordinated indenture)

Unless otherwise specified in the prospectus supplement relating to the particular subordinated debt securities series offered by it, “Other Financial Obligations” means all obligations of Wachovia to make payment under the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments, such as

•	swap agreements (including interest rate and foreign exchange rate swap agreements),

•	cap agreements,

•	floor agreements,

•	collar agreements,

•	interest rate agreements,

•	foreign exchange rate agreements,

•	options,

•	commodity futures contracts,

•	commodity option contracts; and

•	similar financial instruments, other than

•	obligations on account of senior indebtedness, and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated debt securities. (Section 101 of the subordinated indenture).

Unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities, “Entitled Persons” means any person who is entitled to payment under the terms of Other Financial Obligations. (Section 101 of the subordinated indenture).

Wachovia’s obligations under the subordinated debt securities shall rank equal in right of payment with each other and with the Existing Subordinated Indebtedness, subject, unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities, to the obligations of subordinated debt securities holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the subordinated indenture. (Section 1413 of the subordinated indenture)

The relevant prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion or Exchange

If and to the extent mentioned in the relevant prospectus supplement, any subordinated debt securities series may be convertible or exchangeable into other debt securities or common stock, preferred stock, Class A preferred stock or depositary shares. The specific terms on which any subordinated debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at Wachovia’s option, in which case the amount or number of securities the subordinated debt securities holders would receive would be calculated at the time and manner described in the relevant prospectus supplement.

Defaults

The Senior Indenture

The senior indenture defines an “event of default” as:

•	default in any principal or premium payment on any senior debt security of that series at maturity;

•	default for 30 days in interest payment of any senior debt security of that series;

•	failure to deposit any sinking fund payment when due in respect of that series;

•	Wachovia’s failure for 60 days after notice in performing any other covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of other senior debt securities series);

•	failure to pay when due any Wachovia indebtedness or Wachovia Bank, National Association indebtedness in excess of $5,000,000, or maturity acceleration of any indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 30 days after due notice;

•	Wachovia’s or Wachovia Bank, National Association’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for senior debt securities of that series. (Section 501)

The senior indenture provides that, if any event of default for senior debt securities of any series outstanding occurs and is continuing, either the senior trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the securities of that series are original issue discount securities, such principal amount portion as the terms of that series specify) of all senior debt securities of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of a majority in principal amount of the outstanding senior debt securities of that series on behalf of all senior debt securities holders of that series. (Sections 502 and 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, senior debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) The holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior debt securities of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability. (Section 512)

Wachovia will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture. (Section 1007)

The Subordinated Indenture

Subordinated debt securities principal payment may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in Wachovia performing any covenants in the subordinated indenture, unless a specific series of subordinated debt securities provide otherwise, which will be described in the relevant prospectus supplement.

The subordinated indenture defines an “event of default” as certain events involving Wachovia’s bankruptcy, insolvency or reorganization and any other event of default provided for the subordinated debt securities of that series. (Section 501) The subordinated indenture defines a “default” to include:

•	any event of default;

•	a default in any principal or premium payment of any subordinated debt security of that series at maturity;

•	default in any interest payment when due and continued for 30 days;

•	a default in any required designation of funds as “available funds;” or

•	default in the performance, or breach, of Wachovia’s covenants in the subordinated indenture or in the subordinated debt securities of that series and continued for 90 days after written notice to

•	Wachovia by the subordinated trustee; or

•	Wachovia and the subordinated trustee by the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series. (Section 503)

If an event of default for subordinated debt securities of any series occurs and is continuing, either the subordinated trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of all outstanding subordinated debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may waive an event of default resulting in acceleration of the subordinated debt securities of such series, but only if all events of default have been remedied and all payments due on the subordinated debt securities of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502) Subject to subordinated indenture provisions relating to the subordinated trustee’s duties, in case a default shall occur and be continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the subordinated trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512) The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may waive any past default under the subordinated indenture with respect to such series, except a default in principal or interest payment or a default of a subordinated indenture covenant which cannot be modified without the consent of each outstanding subordinated debt security holder of the series affected. (Section 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, subordinated debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

Wachovia will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture. (Section 1007)

Modification and Waiver

Each indenture may be modified and amended by Wachovia and the relevant trustee. Certain modifications and amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the holder of each outstanding debt security issued under such indenture and affected by it:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding debt security;

•	reduce any principal amount, premium or interest, on any outstanding debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that debt security;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any outstanding debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding debt securities of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults. (Section 902)

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of all outstanding debt securities holders of that series waive, insofar as that series is concerned, Wachovia’s compliance with certain restrictive provisions of the relevant indenture. (Section 1008) The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of all outstanding debt securities holders of that series waive any past default under the relevant indenture with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding debt security of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding debt security holder consenting. (Section 513)

Certain modifications and amendments of each indenture may be made by Wachovia and the relevant trustee without the outstanding debt securities holders consenting. (Section 901)

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding debt securities for quorum purposes:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding debt securities denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of that outstanding debt security, of the principal amount of that outstanding debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding debt security, of the amount determined as provided in the above bullet-point. (Section 101)

Consolidation, Merger and Sale of Assets

The indentures each provide that Wachovia may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless:

•	the corporation formed by the consolidation or into which Wachovia is merged, or the person to which Wachovia’s properties and assets are so transferred, shall be a corporation organized and existing under the laws of the U.S., any state or Washington, D.C. and shall expressly assume by supplemental indenture the payment of any principal, premium or interest on the debt securities, and the performance of Wachovia’s other covenants under the relevant indenture;

•	immediately after giving effect to this transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Limitation on Disposition of Wachovia Bank, National Association Stock

The indentures each contain Wachovia’s covenant that, so long as any of the debt securities issued under that indenture before August 1, 1990 are outstanding, but subject to Wachovia’s rights in connection with its consolidation with or merger into another corporation or a sale of Wachovia’s assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, nor will it permit Wachovia Bank, National Association to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, unless:

•	any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by Wachovia’s board; and

•	Wachovia will own at least 80% of the issued and outstanding Wachovia Bank, National Association voting stock free and clear of any security interest after giving effect to such transaction. (Section 1006)

The above covenant is not a covenant for the benefit of any series of debt securities issued on or after August 1, 1990.

Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Banks

The indentures each contain Wachovia’s covenant that it will not, and will not permit any subsidiary to, sell, assign, transfer, grant a security interest in, or otherwise dispose of, any shares of voting stock, or any securities convertible into shares of voting stock, of any “Major Subsidiary Bank” (as defined below) or any subsidiary owning, directly or indirectly, any shares of voting stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank to issue any shares of its voting stock or any securities convertible into shares of its voting stock, except for sales, assignments, transfers or other dispositions which

•	are for the purpose of qualifying a person to serve as a director;

•	are for fair market value, as determined by Wachovia’s board, and, after giving effect to such dispositions and to any potential dilution, Wachovia will own not less than 80% of the shares of voting stock of such Major Subsidiary Bank or any such subsidiary owning any shares of voting stock of such Major Subsidiary Bank;

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any such court or authority permitting Wachovia’s acquisition of any other bank or entity; or

•	in compliance with an undertaking made to such authority in connection with such an acquisition; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of such Major Subsidiary Bank or such subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition; or

•	to Wachovia or any wholly-owned subsidiary.

Despite the above requirements, any Major Subsidiary Bank may be merged into or consolidated with another banking institution organized under U.S. or state law, if after giving effect to that merger or consolidation Wachovia or any wholly-owned subsidiary owns at least 80% of the voting stock of the other banking institution free and clear of any security interest and if, immediately after the merger or consolidation, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 1007) A “Major Subsidiary Bank” is defined in each indenture to mean any subsidiary which is a bank and has total assets equal to 25% or more of Wachovia’s consolidated assets determined on the date of the most recent audited financial statements of these entities. At present, Wachovia’s Major Subsidiary Bank is Wachovia Bank, National Association.

The above covenant is not a covenant for the benefit of any series of debt securities issued before August 1, 1990, or, in the case of subordinated debt securities, issued after November 15, 1992.

Notices, Definitive Debt Securities, Payments and Transfers

Notices to be given to holders of a debt security in global form will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the relevant trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

As provided in each indenture and subject to certain limitations, the debt securities are transferable, in whole or in part, upon surrender of the debt securities for registration of transfer at the corporate trust office of the relevant trustee in The City of New York.

Trustees

Either or both of the trustees may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to that series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other such trustee (Section 611), and any action to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

In the normal course of business, Wachovia and its subsidiaries conduct banking transactions with the trustees, and the trustees conduct banking transactions with Wachovia and its subsidiaries.

Title

Wachovia, the trustees and any of their agents may treat the registered owner of any debt security as the absolute owner of that security, whether or not that debt security is overdue and despite any notice to the contrary, for any purpose. See “Global Securities.”

Governing Law

The indentures and the debt securities will be governed by New York law.

Listing and General Information

Listing and Documents Available

Debt securities may be issued which will be listed on any securities exchange as Wachovia and the relevant agent(s) may agree.

Authorization

The debt securities offered by this prospectus will be issued pursuant to authority granted by the Board of Directors of Wachovia on December 20, 2005, February 19, 2008 and April 11, 2008, as such authority may be supplemented from time to time.

Material Change

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, there has been no material adverse change in the financial position of Wachovia on a consolidated basis since December 31, 2007. See “Where You Can Find More Information” above.

Litigation

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, Wachovia is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have, or have had, since December 31, 2007, a significant effect on Wachovia’s consolidated financial position or that are material in the context of issuing the debt securities which could jeopardize Wachovia’s ability to discharge its obligation under the debt securities.

Clearance Systems

The debt securities have been accepted for clearance through the DTC, Euroclear and Clearstream systems. The appropriate CUSIP, Common Code and ISIN for each series of debt securities to be held through any of these systems will be contained in the relevant prospectus supplement.

Agents

The United States Registrar and Domestic Paying Agent for the debt securities will be initially U.S. Bank, National Association, located at its corporate trust office at Hearst Tower, 219 N. Tryon Street, 27th Floor, Charlotte, NC 28202.

The London Paying Agent and London Issuing Agent for the debt securities will be initially Citibank, N.A., located at P.O. Box 18055, 5 Carmelite Street, London, EC4Y OPA.

DESCRIPTION OF WARRANTS

The following information outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

Wachovia may issue warrants for the purchase of its debt securities, preferred stock, Class A preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock, Class A preferred stock, depositary shares or common stock, and may be attached to or separate from those securities.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between Wachovia and a bank, as warrant agent, selected by Wachovia with respect to such series, having its principal office in the U.S. and having combined capital and surplus of at least $50,000,000.

The relevant prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The relevant prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the currency for which such warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, Class A preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock, Class A preferred stock or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	certain federal income tax consequences of holding or exercising those warrants;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the terms of the securities issuable upon exercise of those warrants;

•	whether the warrants will be issued in global or certificated form; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock, Class A preferred stock, depositary shares or common stock, the right to receive any dividends, or payments upon Wachovia’s liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described below under “Global Securities,” by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement, Wachovia will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of common stock shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common shareholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any Wachovia distribution to its common shareholders of evidences of Wachovia’s indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the relevant prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but Wachovia will pay the cash value of any fractional shares otherwise issuable.

Modification

Wachovia and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to Wachovia and their assumption of Wachovia’s covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to Wachovia’s covenants for the warrantholders’ benefit or surrendering any right or power conferred upon Wachovia under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as Wachovia deems necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

Wachovia and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that Wachovia may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, provided that:

•	either Wachovia must be the continuing corporation, or the corporation other than Wachovia formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under U.S. or state law and must assume Wachovia’s obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	Wachovia or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as Wachovia’s agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case Wachovia defaults in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon Wachovia. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

Wachovia will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to Wachovia and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless Wachovia or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and Wachovia before a replacement warrant certificate will be issued.

Title

Wachovia, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Global Securities.”

ERISA CONSIDERATIONS

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the securities.

Wachovia and certain of its affiliates may each be considered a “party in interest” within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or a “disqualified person” within the meaning of the U.S. Internal Revenue Code of 1986, as amended, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities or warrants are acquired by or with the assets of a pension or other employee benefit plan for which Wachovia or any of its affiliates is a service provider, unless those securities are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager” or under any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan and propose to invest in the securities described in this prospectus or the applicable prospectus supplement, you should consult your legal counsel.

GLOBAL SECURITIES

Unless otherwise mentioned in the relevant prospectus supplement, we will issue each debt security offered in this prospectus in book-entry form only. We may issue other securities offered in this prospectus in book-entry form only and will so indicate in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global certificate that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each of the securities in book-entry form will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC;”

•	JPMorgan Chase Bank National Association holding the notes on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear;”

•	Citibank, N.A. holding the notes on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream;” and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s system. Thus, for example, if DTC is the depositary for a global certificate, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Certificate; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global certificate, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global certificate will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the certificate will be issued in global form only, then the security will be represented by a global certificate at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Certificate; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

DTC has informed Wachovia that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial

Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

Special Considerations for Global Notes

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to transfers of securities. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global certificate, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the security;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the relevant trustee under our indentures, warrant agent, or the depositary of our depositary shares, as applicable, will have no responsibility for any aspect of the depositary’s policies, actions or records or ownership interests in a global security. We and those trustees and agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Certificate; Special Situations When a Global Security Will Be Terminated

If we issue any securities in book-entry form but we choose to give the beneficial owners of those securities the right to obtain non-global certificates, any beneficial owner entitled to obtain non-global certificates may do so by following the applicable procedures of the depositary for those securities and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Unless otherwise mentioned in the relevant prospectus supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies Wachovia that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if Wachovia executes and delivers to the relevant trustee under our indentures, warrant agent, or depositary of our depositary shares an order complying with the requirements of the relevant indenture, warrant agreement or deposit agreement that the applicable global security shall be so exchangeable; or

•	if there has occurred and is continuing a default in the payment of any amount due in respect of the securities or an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these securities.

If a global security is terminated, only the depositary, and not we or the relevant trustee or agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed Wachovia that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interest between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

Wachovia may sell securities to or through underwriters, including Wachovia Capital Markets, LLC, an affiliate of Wachovia, to be designated at various times, and also may sell securities directly to other purchasers or through agents. Wachovia conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities.” Unless otherwise stated, any reference to “Wachovia Securities” herein shall mean Wachovia Capital Markets, LLC, and shall not include Wachovia Securities, LLC, member FINRA/SIPC, a separate broker-dealer subsidiary of Wachovia. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The debt securities, preferred stock, Class A preferred stock, depositary shares and warrants will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus and the related prospectus supplements may be used by Wachovia Capital Markets, LLC for offers and sales related to market-making transactions in the securities. Wachovia Securities may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from Wachovia or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from Wachovia and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Wachovia will be described, in the prospectus supplement relating to those securities.

The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

Unless otherwise mentioned in the relevant prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from Wachovia in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Under agreements which Wachovia may enter into, underwriters, dealers, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act.

If so noted in the prospectus supplement relating to any securities, Wachovia will authorize dealers or other persons acting as Wachovia’s agents to solicit offers by certain institutions to purchase any securities from Wachovia under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Wachovia must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

The participation of Wachovia Securities in the offer and sale of the securities must comply with the requirements of Rule 2720 of the Financial Industry Regulatory Authority, Inc., or FINRA, regarding underwriting securities of an “affiliate.” No FINRA member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If Wachovia offers and sells securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from Wachovia may be entitled under agreements that they may enter into with Wachovia to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Wachovia in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, Wachovia, the senior trustee and the subordinated trustee, in the ordinary course of business.

Each of the underwriters has represented and agreed that:

•

it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by Wachovia of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to Wachovia; and

•	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the securities may be issued, whether in Hong Kong or elsewhere that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines Japan.

VALIDITY OF SECURITIES

The validity of any securities will be passed upon for Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia, and for any underwriters or agents by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law, and Mr. Jeffries will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. Mr. Jeffries owns shares of Wachovia’s common stock and holds options to purchase additional shares of Wachovia’s common stock. Sullivan & Cromwell LLP regularly performs legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of Wachovia’s common stock.

EXPERTS

The consolidated balance sheets of Wachovia Corporation as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007 included in Wachovia’s 2007 Annual Report, which is incorporated by reference in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, have been incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 and 2006 consolidated financial statements of Wachovia Corporation refers to the fact that Wachovia Corporation changed its method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance in 2007 and changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

ISSUER

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288

United States of America

UNITED STATES REGISTRAR AND DOMESTIC PAYING AGENT	LONDON PAYING AGENT AND LONDON ISSUING AGENT
FOR DEBT SECURITIES U.S. Bank, National Association Hearst Tower 219 N. Tryon St., 27th Floor Charlotte, North Carolina 28202 United States of America	FOR DEBT SECURITIES Citibank, N.A. P.O. Box 18055 5 Carmelite Street, London EC4Y OPA

LEGAL ADVISORS

To the Issuer	To the Underwriters or Distribution Agents

As to United States Law:	As to United States Law:

Ross E. Jeffries, Jr., Esq. Senior Vice President and Deputy General Counsel Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288-0630 United States of America	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 United States of America

Wachovia Corporation

3,500,000 Shares

$3,500,000,000 aggregate liquidation preference

7.50% Non-Cumulative Perpetual Convertible

Class A Preferred Stock, Series L

Wachovia Securities

Goldman, Sachs & Co.

Citi

Credit Suisse

UBS Investment Bank

April 14, 2008